UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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    POZEN Inc.

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POZEN® Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share, of POZEN Inc. (“POZEN” or the “Company”), will be held at 1414 Raleigh Road, Suite 210, Chapel Hill, North Carolina 27517, on June 10, 2010 at 10:00 a.m. Eastern time, to consider and take action with respect to the following:

1.	To elect two Class I directors, each of whom shall serve for a term of three years.

2.	To approve the POZEN Inc. 2010 Omnibus Equity Compensation Plan (the “2010 Plan”).

3.	To ratify the appointment of Ernst & Young LLP as POZEN’s independent auditors to audit POZEN’s financial statements for the fiscal year ending December 31, 2010.

4.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on April 15, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 27, 2010, we began mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of April 15, 2010, and posted our proxy materials on the website referenced in the Notice (http://www.stocktrans.com/eproxy/POZEN2010). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By Order of the Board of Directors,

Gilda M. Thomas
Secretary

Chapel Hill, North Carolina

Dated: April 27, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR

PROXY BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE

PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND

MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

PROXY STATEMENT

Mailed on April 27, 2010

Annual Meeting of Stockholders to be held on June 10, 2010

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of POZEN Inc., or POZEN, to be used at the Annual Meeting of the holders of shares of common stock, par value $0.001 per share, of POZEN, to be held on June 10, 2010 and at any adjournment thereof, the Annual Meeting. The time and place of the Annual Meeting are stated in the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders that accompanies this proxy statement.

The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by us. This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 27, 2010, we began mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of April 15, 2010, and posted our proxy materials on the website referenced in the Notice (http://www.stocktrans.com/eproxy/POZEN2010). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

VOTING RIGHTS

Only stockholders as of the close of business on April 15, 2010, the record date fixed by the Board of Directors of POZEN, or the Board, are entitled to notice of and to vote at the Annual Meeting. As of April 15, 2010, there were 29,878,396 shares of common stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our common stock is entitled to one vote per share on each matter presented at the Annual Meeting.

The presence of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote, in person or represented by duly executed proxies, at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

A plurality of the votes cast by stockholders entitled to vote for the election of directors is required to elect the directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the votes cast at the meeting, in person or by duly executed proxies, is required to approve the POZEN Inc. 2010 Omnibus Equity Compensation Plan, or the 2010 Plan, and to ratify the appointment of our independent auditors.

Shares of common stock represented by valid proxy cards, completed, duly signed, dated, returned to the Company and not revoked, as well as shares that are properly voted via the Internet, as explained below, will be voted at the Annual Meeting as directed on the proxy.

In the election of directors, stockholders may either vote “FOR” all nominees for election or “WITHHOLD” their votes from one or more nominees for election. Shares that are represented by valid proxy cards or shares that are properly voted via the Internet and that are marked “WITHHELD” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for Class I directors named in this proxy statement.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” to approve the 2010 Plan. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the approval of the 2010 Plan. Shares that are represented by valid proxy cards or that are properly voted via the Internet and that are marked “ABSTAIN” with regard to the approval of the 2010 Plan will have the same effect as a negative vote for that proposal.

Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” to ratify the appointment of our independent auditors. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the ratification of the appointment of our independent auditors named in this proxy statement. Shares that are represented by valid proxy cards or that are properly voted via the Internet and that are marked “ABSTAIN” with regard to the ratification of the appointment of the independent auditors will have the same effect as a negative vote for that proposal.

Stockholders may vote their shares via the Internet by following the instructions included in the Notice by accessing the Internet at http://www.stocktrans.com/eproxy/POZEN2010 and following the instructions contained on that website. In addition, the law of the State of Delaware, under which POZEN is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. If you vote your shares via the Internet, you are responsible for any Internet access or telephone charges that you may incur.

If you are a stockholder of record, that is, you are listed as a stockholder in the Company’s books and records, you may vote your shares via the Internet at http://www.stocktrans.com/eproxy/POZEN2010 rather than by returning the proxy card that accompanies this proxy statement. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

If you are a beneficial owner of shares, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form. If your bank or broker uses Broadridge Financial Solutions, you may vote your shares via the Internet at http://www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of the appointment of our independent auditors is a routine matter while the election of our Class I directors and the approval of the 2010 Plan are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. Please note that because of a change in the NYSE rules, unlike at previous annual meetings, your bank or broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your bank or broker. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to StockTrans, Inc. A postage prepaid envelope addressed to StockTrans, Inc. will be provided with requested printed proxy materials.

The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has voted shares by returning a proxy card or by delivering a proxy via the Internet may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to any of the persons named as proxies on the proxy card, or to us addressed to the Secretary, an instrument revoking the proxy; and

•	appearing at the Annual Meeting and voting in person and executing a later dated proxy which is exercised at the Annual Meeting; or

•	casting a later vote via the Internet.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL STOCKHOLDERS

The stockholders named in the following table are those known to us to be the beneficial owners of 5% or more of our common stock. Unless otherwise indicated, the information is as of March 31, 2010. For purposes of this table, and as used elsewhere in this proxy statement, the term “beneficial owner” means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, shares of our common stock, the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, we believe that each owner listed below exercises sole voting and dispositive power over its shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned

John R. Plachetka, Pharm.D. POZEN Inc. 1414 Raleigh Road, Suite 400 Chapel Hill, NC 27517	4,309,917	(1)	13.9%

PAR Investment Partners, L.P. One International Place, Suite 2401 Boston, MA 02110	1,967,718	(2)	6.6%

Avenir Corporation 1919 Pennsylvania Avenue NW, 4th Floor Washington, DC 20006	1,769,497	(3)	5.9%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,749,435	(4)	5.9%

Allianz Global Investors Management Partners LLC 680 Newport Center Drive, Suite 250 Newport Beach, CA 92660	1,698,664	(5)	5.7%

(1)	This amount reflects ownership by Silver Hill Investments, LLC, John R. Plachetka and Clare A. Plachetka and certain affiliated entities, and consists of (i) 1,157,808 shares owned by Silver Hill Investments, LLC, which is 50% owned by the Family Trust under the John R. Plachetka Irrevocable Trust (the “JRP Family Trust”), 40% owned by John R. Plachetka through his assignee, the Revocable Declaration of Trust, John R. Plachetka, Trustee (the “JRP Revocable Trust”), and 10% owned by his wife, Clare A. Plachetka, through her assignee, the Clare A. Plachetka Revocable Declaration of Trust, Clare A. Plachetka, Trustee (the “CAP Revocable Trust”); (ii) 1,842,668 shares owned by the JRP Revocable Trust; (iii) 235,476 shares owned by the CAP Revocable Trust; (iv) 22,631 shares owned by the JRP Family Trust; and (v) 1,051,334 shares of common stock issuable pursuant to options granted to John R. Plachetka exercisable within 60 days. This number does not include 189,965 shares of common stock issuable pursuant to restricted stock units granted to John R. Plachetka. John R. Plachetka and Clare A. Plachetka claim shared voting and dispositive power as to the shares set forth in (i), (iii) and (iv) above.
(2)	Based on information disclosed on a report on Schedule 13G/A filed with the SEC on February 12, 2010 with respect to ownership as of December 31, 2009 by PAR Investment Partners, L.P., PAR Group, L.P. and PAR Capital Management, Inc., each of PAR Group, L.P. and PAR Capital Management, Inc. are general partners of PAR Investment Partners, L.P.
(3)	Based on information disclosed on a report on Schedule 13G/A filed with the SEC on February 9, 2010 with respect to ownership as of December 31, 2009 by Avenir Corporation.
(4)	Based on information disclosed on a report on Schedule 13G filed with the SEC on January 29, 2010 with respect to ownership as of December 31, 2009 by BlackRock, Inc. as parent company of BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors and BlackRock Investment Management, LLC.
(5)	Based on information disclosed on a report on Schedule 13G/A filed with the SEC on February 12, 2010 with respect to ownership as of December 31, 2009 by Allianz Global Investors Management Partners LLC (“AGIMP”), Nicholas-Applegate Capital Management LLC (“NACM”), Oppenheimer Capital LLC (“OpCap”) and NFJ Investment Group LLC (“NFJ”), each of NFJ, NACM and OpCap is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. The securities are held by investment advisory clients or discretionary accounts of which NFJ, NACM or OpCap is the investment adviser. Investment advisory contracts grant to each of NFJ, NACM or OpCap voting and/or investment power over the securities held by its clients or in accounts that it manages. As a result, each may be deemed to be the beneficial owner of the securities owned by such clients or accounts within the meaning of rule 13d-3 under the Act. NFJ, NACM and OpCap are wholly-owned subsidiaries of AGIMP, and these four entities have certain officers in common.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our common stock as of March 31, 2010 (except as otherwise indicated below) by each of our directors and director nominees, each executive officer named by us in the Summary Compensation Table included in this proxy statement (our “named executive officers”) and by our directors and executive officers as a group, based upon information furnished to us by such persons. Except as otherwise indicated, we believe that each beneficial owner listed below exercises sole voting and dispositive power.

	Beneficial Ownership as of March 31, 2010
Name of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock

John R. Plachetka, Pharm.D.	4,309,917	(6)	13.9%
Elizabeth A. Cermak (2)	—		*
Neal Fowler (3)	—		*
William L. Hodges	291,350	(7)	1.0%

	Beneficial Ownership as of March 31, 2010
Name of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock
Arthur S. Kirsch	67,333	(8)	*

Kenneth B. Lee, Jr.	95,667	(9)	*

Angela M. Larson (4)	—		*

James J. Mauzey	30,667	( [1] 0)	*

Everardus Orlemans, Ph.D.	54,750	( [1] 1)	*

Jacques F. Rejeange	33,200	( [1] 2)	*

Paul J. Rizzo (5)	144,000	(1 3 )	*

Gilda M. Thomas	66,350	(14)	*

All current directors, director nominees and executive officers as a group (13 persons)	5,123,734	(1 5 )	16.2%

*	Less than 1%
(1)	Unless otherwise set forth herein, the street address of the named beneficial owners is c/o POZEN Inc., Suite 400, 1414 Raleigh Road, Chapel Hill, North Carolina 27517.
(2)	Ms. Cermak became a POZEN employee in September 2009.
(3)	Mr. Fowler is a nominee for election as a Class I director at the Annual Meeting.
(4)	Ms. Larson became a POZEN director in June 2009.
(5)	Mr. Rizzo announced his intention to retire from the Board of Directors on January 29, 2010 and will not stand for reelection as a Class I director at the Annual Meeting.
(6)	Consists of (i) 1,157,808 shares owned by Silver Hill Investments, LLC, which is 50% owned by the JRP Family Trust, 40% owned by John R. Plachetka through the JRP Revocable Trust, and 10% owned by his wife, Clare A. Plachetka, through her assignee, the CAP Revocable Trust; (ii) 1,842,718 shares owned by the JRP Revocable Trust; (iii) 235,476 shares owned by the CAP Revocable Trust; (iv) 22,631 shares owned by the JRP Family Trust; and (v) 1,051,334 shares issuable pursuant to options exercisable within 60 days. This number does not include 189,965 shares issuable pursuant to restricted stock units held by Dr. Plachetka. John R. Plachetka and Clare A. Plachetka claim shared voting and dispositive power as to the shares set forth in (i), (iii) and (iv) above.
(7)	Includes 284,900 shares of common stock issuable pursuant to options exercisable within 60 days.
(8)	Includes 63,333 shares of common stock issuable pursuant to options exercisable within 60 days; does not include 2,000 shares issuable pursuant to restricted stock held.
(9)	Includes 91,667 shares of common stock issuable pursuant to options exercisable within 60 days; does not include 2,000 shares issuable pursuant to restricted stock held.
(10)	Includes 26,667 shares of common stock issuable pursuant to options exercisable within 60 days; does not include 2,000 shares issuable pursuant to restricted stock held.
(11)	Consists of 54,750 shares of common stock issuable pursuant to options exercisable within 60 days.

(12)	Includes 25,000 shares of common stock issuable pursuant to options exercisable within 60 days; does not include 2,000 shares issuable pursuant to restricted stock held.
(13)	Includes 100,000 shares of common stock issuable pursuant to options exercisable within 60 days; does not include 2,000 shares issuable pursuant to restricted stock held.
(14)	Consists of 66,350 shares of common stock issuable pursuant to options exercisable within 60 days.
(15)	Includes 1,794,501 shares of common stock issuable pursuant to options exercisable within 60 days. This number does not include 189,965 shares of common stock issuable pursuant to restricted stock units held by Dr. Plachetka; nor does it include an aggregate of 11,000 shares of common stock issuable pursuant to restricted units held by other directors, Ms. Larson holds 1,000 shares individually and each other holds 2,000 shares individually.

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board shall consist of not less than three or more than fifteen members, divided into three Classes: Class I, Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Two directors are currently serving in each of Class I and Class II. Three directors are currently serving in Class III. Our Board is authorized to increase or decrease the total number of directors within the three to fifteen range as well as the number of directors in each class.

The directorships expiring this year are Class I directorships, currently filled by Jacques F. Rejeange and Paul J. Rizzo. On January 29, 2010, Mr. Rizzo announced his intention to retire from the Board upon expiration of his term. There are no disagreements between us and Mr. Rizzo concerning our operations, policies or procedures. Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board has nominated Mr. Jacques F. Rejeange and Mr. Neal F. Fowler as nominees to stand for election at this Annual Meeting to serve as Class I directors. If elected, their terms will expire in 2013.

Each of the nominees for election at this Annual Meeting has informed us that they are willing to serve for the term to which each of them is nominated, if elected. If one of the nominees for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

Set forth in the table below is certain information about each of the nominees for election as Class I directors, as well as those members of the Board whose current terms will extend beyond the Annual Meeting, including each director’s age and length of service as a director of POZEN, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves or has served in the past five years. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Nominees for Election – Terms Expiring in 2013 (Class I directors)

Jacques F. Rejeange (1)	70	2007	Retired since 2005. President of Florham Consulting S.A., a healthcare consulting company based in Areuse, Switzerland, from 1995 to 2005. Served as member of board of directors of POZEN from 1997 to 2004 (Chairman from 1999 to 2000); retired from the Board in 2004. Formerly served on the boards of Amersham PLC (UK), Swiss Red Cross Foundation (CH) and NMY AG (CH) and Swisslog AG.

Neal F. Fowler (2)	48	—	Chief Executive Officer of Liquidia Technologies, Inc. since 2008. President of Centocor, Inc., a subsidiary of Johnson & Johnson from 2006 to 2008. President of Ortho-McNeil Neurologics, Inc., a subsidiary of Johnson & Johnson from 2004 to 2006 and Franchise Vice President-CNS from 2001 to 2004. Held various positions at Eli Lilly and Company from 1988 to 2001, including Area Director, Primary Care Division (2001), Director U.S. Cardiovascular Business Unit (1997 to 2000), Cardiovascular Product Manager (1996 to 1997), Operations Manager, Southwest Area (1995), Manager Medical Device and Diagnostics (1993 to 1995), Associate, Marketing Plans, Endocrinology (1992), Associate, Business Development/New Product Planning, Oncology (1990 to 1991), and Retail Sales Representative (1988 to 1990).
Directors Whose Terms Expire in 2011 (Class II directors)

Arthur S. Kirsch (3) (4)	58	2004	Senior Advisor, GCA Savvian, LLC (formerly Perseus Group, LLC), an investment bank, since June 2005. Founding member and Managing Director of Vector Securities, LLC, an investment and merchant banking firm, from 2001 to May 2005. Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm, from 1999 to 2001. Director, Equity Research of Vector Securities International, Inc., an investment banking firm, from 1995 to 1999.

Kenneth B. Lee, Jr. (3) (4)	62	2002	Lead independent director of POZEN since 2005. Independent consultant since June 2002 and general partner of Hatteras Venture Partners (formerly Hatteras BioCapital. LLC and BioVista Capital, LLC), the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies, since 2003. President of A.M. Pappas & Associates, a venture capital firm, between January 2002 and June 2002. Partner of Ernst & Young LLP from 1982 through 2000. Partner of Ernst & Young Corporate Finance LLC from 2000 to 2001. Managing Director of Ernst & Young’s Health Sciences Corporate Finance Group from 2000 to 2001. Serves on the boards of the following public companies: OSI Pharmaceuticals, for which he serves as a member of the audit committee, Maxygen, Inc., for which he serves as chairman of the audit committee and a member of the nominating/governance committee and the compensation committee, and Inspire Pharmaceuticals Inc., for which he serves as chairman of the board of directors, chair of the audit committee and member of the compensation committee. Previously, he served on the boards of CV Therapeutics, Inc., for which he served as lead independent director and chair of the audit committee and Abgenix, Inc., for which he served on the audit committee and the compensation committee.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Directors Whose Terms Expire in 2012 (Class III directors)

John R. Plachetka, Pharm.D.	56	1996	Chairman of the Board of POZEN since January 2001, co-founder of POZEN and President and Chief Executive Officer of POZEN since 1996. Vice President of Development at Texas Biotechnology Corporation from 1993 to 1995.

James J. Mauzey (1)(3)	61	2006	Retired since July 2004. President and Chief Executive Officer of Bertek Pharmaceuticals Inc., a pharmaceutical products company and division of Mylan Laboratories, from October 2000 through July 2004. Chief Executive Officer of Innovex Worldwide, a division of Quintiles Transnational Corporation from 1999 to 2000. From 1997 to 2003, served as a director of OraPharma, Inc., a public specialty pharmaceutical company acquired by Johnson & Johnson in 2003.

Angela M. Larson (4)	42	2009	President, Larson Pharma Consult, LLC, a pharmaceutical industry focused corporate development business strategy consulting firm, since November 2008. President, Fierce Fun Toys, LLC, a toy manufacturer and retailer, since September 2008; Equity research analyst, focused on the Specialty Pharmaceutical sector, Susquehanna International Group, from 2006 to 2008; Equity research analyst, focused on the Specialty Pharmaceutical sector, and Director of Research and member of the operating committee, C.E. Unterberg, Towbin, from 2004 to 2006; Equity research analyst, focused on the Specialty Pharmaceutical sector, CitiGroup (SmithBarney), from 2000 to 2004; Equity research associate to analyst, focused on the Large Cap to Specialty Pharmaceutical sector, PaineWebber, from 1996 to 2000; Analyst, Business Development, Hoffmann-La Roche, from 1995 to 1996.

(1)	Member of Nominating/Corporate Governance Committee.
(2)	Upon election, will serve as a member of Nominating/Corporate Governance Committee.
(3)	Member of Compensation Committee.
(4)	Member of the Audit Committee

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Our directors have experience as presidents of pharmaceutical and biotechnology companies which brings unique perspectives to the Board. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Nominating/Corporate Governance Committee to conclude that these individuals should serve on our Board:

Kenneth B. Lee, Jr., our lead independent director, brings his extensive accounting and financial background to the Board, as well as expertise in the life sciences industry from his experience as a general partner of several venture capital funds specializing in life sciences. He has also served and is serving on the boards and audit committees of several public pharmaceutical companies similar in size to the Company, including serving as Chairman of the Board of Inspire Pharmaceuticals. Mr. Lee is also a co-founder of the National Conference on Biotechnology Ventures.

Jacques F. Rejeange had a distinguished career in the pharmaceutical industry both in marketing and sales and general management, and, prior to his retirement in 2005, served as chief operating officer and later president and chief executive officer of Sterling Winthrop, Inc., and president and chief executive officer of Sandoz Pharmaceuticals Corporation USA. He also has a long history with and knowledge of the Company, serving as one of the earliest members of the Board of Directors of the Company and as Chairman of the Board from 1997-2000.

Arthur S. Kirsch has over 25 years of experience working in the equity capital markets and has extensive knowledge of the healthcare and life sciences field. Mr. Kirsch, who has spent the majority of his career in investment banking with a focus on the healthcare industry, brings both financial and industry expertise to the Board.

James J. Mauzey has extensive experience in the marketing and sales of pharmaceutical products gained with over thirty years experience in large and specialty pharmaceutical companies and at Innovex Worldwide, a company providing contract sales forces to the industry. He also brings his experience in running a pharmaceutical company as the former chief executive officer of Bertek Pharmaceuticals, Inc.

Angela M. Larson, from her years as an equity research analyst specializing in the pharmaceutical sector at several major investment banks, brings to the Board the unique perspective of the investing public. She also has a broad financial background and experience in starting two small businesses.

Neal F. Fowler, a nominee for election as a Class I director, brings his extensive background in the pharmaceutical industry acquired through a variety of marketing and general manager positions at several large pharmaceutical companies. He is currently chief executive officer at Liquidia Technologies, Inc., a position which has provided him with experience in running a start-up company.

John R. Plachetka, our chairman of the board, president and chief executive officer, brings over twenty five years of experience in the pharmaceutical industry. Prior to joining the Company, Dr. Plachetka served as president and chief executive officer of Clinical Research Foundation-America, a top-10 contract clinical research company in the U.S. and as vice president of development at Texas Biotechnology Corporation. This was preceded by a nine-year career at Glaxo Inc. where Dr. Plachetka held various executive positions including director of cardiovascular clinical research and led the U.S. development program for Imitrex®, Trandate®, and a thromboxane antagonist. He also participated in the development program for Zantac® tablets and injection. Dr. Plachetka also formerly served as assistant professor of Pharmacy Practice and Cardiovascular and Thoracic Surgery at the University of Arizona.

Vote Required for Election

The receipt of a plurality of the votes cast by stockholders entitled to vote in the election of directors is required for the election of each of the nominees listed above as a Class I director of POZEN.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Independence of Directors

Our Board has determined that each of the members of the Board, with the exception of Dr. John R. Plachetka, who serves as our Chairman, President and Chief Executive Officer, is independent as that term is defined under the applicable independence listing standards of the NASDAQ Global Market, or NASDAQ, and upon his election, Mr. Fowler will meet the independence listing standards of NASDAQ.

Meetings

Our Board held 4 meetings of the Board during the year ended December 31, 2009. During the year, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he or she served as a director and the total number of meetings held by the committee on which he or she served during the period, except for Kenneth B. Lee, who attended 4 of 6 Audit Committee meetings, and Paul J. Rizzo, who attended 1 of 3 Nominating/Corporate Governance Committee meetings. It is the policy of our Board that each director attend our annual meetings of stockholders. Three of our directors were unable to attend our 2009 Annual Meeting of Stockholders held on June 3, 2009.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Since January 2001, our leadership structure has combined the Chairman of the Board, President and Chief Executive Officer roles into one position. Currently, Dr. Plachetka, our co-founder, serves as Chairman of the Board, President and Chief Executive Officer of our company. Since 2004, our Board has also designated a lead independent director who acts as the leader of the independent directors of the Board and as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our Chairman of the Board, President and Chief Executive Officer, provides input to the Chairman in planning agendas for Board meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Currently, Mr. Lee serves as our lead independent director. Our Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development and commercialization of our products and product candidates and other relevant factors. After considering these factors, our Board has determined that the combined roles of Chairman of the Board, President and Chief Executive Officer, along with a lead independent director, is an appropriate board leadership structure for our company at this time.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our Chairman of the Board, President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The current members of the Audit Committee are Mr. Kirsch, who serves as Chairman, Mr. Lee and Ms. Larson. Each of the members or prospective members of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and Securities and Exchange Commission, or the SEC, rules applicable to audit committee members. Our Board has determined that each also qualifies as an audit committee financial expert as defined by the SEC.

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent auditors. The Audit Committee provides an open avenue of communication among our independent auditors, financial and senior management and the Board. The Audit Committee meets regularly with our independent auditors without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. The Audit Committee also oversees our whistleblower policy for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

The Audit Committee held 6 meetings during the year ended December 31, 2009. A copy of the Audit Committee’s charter is posted on our website at www.POZEN.com.

Nominating/Corporate Governance Committee

The current members of the Nominating/Corporate Governance Committee are Mr. Rejeange, who serves as Chairman, Mr. Rizzo, and Mr. Mauzey. Upon his election to the Board, Mr. Fowler will serve as a member of the Nominating/Corporate Governance Committee. Each of the members of the Nominating/Corporate Governance Committee is independent as defined by the applicable NASDAQ listing standards. On January 29, 2010, Mr. Rizzo announced his intention to retire from the Board of Directors and will not stand for reelection at the Annual Meeting. There are no disagreements between us and Mr. Rizzo concerning our operations, policies or practices.

The Nominating/Corporate Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Nominating/Corporate Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct and Ethics; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board’s performance evaluation process. The Nominating/Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating/Corporate Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

The Nominating/Corporate Governance Committee held 3 meetings during the year ended December 31, 2009. A copy of the Nominating/Corporate Governance Committee’s charter is posted on our website at www.POZEN.com.

Review and Approval of Related Person Transactions. Our Board has adopted written policies and procedures for the review, approval or ratification of transactions involving POZEN and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policies and procedures cover any transaction involving more than $120,000 with a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Chairman of our Nominating/Corporate Governance Committee. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Nominating/Corporate Governance Committee. The transaction should be approved in advance whenever practicable. If not practicable, the Nominating/Corporate Governance Committee will review, and may, if deemed appropriate, ratify the related person transaction. The policy also permits the Chairman of the Nominating/Corporate Governance Committee to approve related person transactions that arise between committee meetings, subject to ratification by the Nominating/Corporate Governance Committee at its next meeting. Any related person transaction that is ongoing in nature will be reviewed annually.

A related person transaction will be considered approved or ratified if it is authorized by the Nominating/Corporate Governance Committee or Chairman after full disclosure of the related person’s interest in the transaction. The transaction may be approved or ratified only if the Nominating/Corporate Governance Committee determines that the transaction is not inconsistent with POZEN’s best interests. In considering related person transactions, the Nominating/Corporate Governance Committee will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

The policy provides that transactions involving the compensation of our executive officers will be reviewed and approved by the Compensation Committee or our Board, in accordance with the Compensation Committee’s charter.

Evaluation and Identification of Director Nominees. The Nominating/Corporate Governance Committee considers a number of factors in identifying and evaluating director nominees. While all nominees should have the highest personal integrity, meet any regulatory qualifications and have a record of exceptional ability and judgment, the Board relies on the judgment of members of the Nominating/Corporate Governance Committee, with input from our Chairman, President and Chief Executive Officer, to assess the qualifications of potential Board nominees with a view to the contributions that they would make to the Board and to POZEN. Because our Board believes that its members should ideally reflect a mix of experience and other qualifications, there is no rigid formula. [Our Nominating/Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Nominating/Corporate Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees. In evaluating potential candidates, the Nominating/Corporate Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand POZEN and its industry and to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its Committees). In considering potential candidates, the Nominating/Corporate Governance Committee will consider the overall competency of the Board in the following areas:

•	industry knowledge;

•	accounting and finance;

•	business judgment;

•	management;

•	leadership;

•	business strategy;

•	crisis management; and

•	corporate governance.

In addition, the Nominating/Corporate Governance Committee may consider other factors, as appropriate in a particular case, including, without limitation, the candidate’s:

•	sound business and personal judgment;

•	diversity of origin, experience, background and thought;

•	senior management experience and demonstrated leadership ability;

•	accountability and integrity;

•	financial literacy;

•	industry or business knowledge, including science, technology, and marketing acumen;

•	the extent, nature and quality of relationships and standing in the research and local communities;

•	in connection with nominees to be designated as “independent” directors, “independence” under regulatory definitions, as well as in the judgment of the Nominating/Corporate Governance Committee;

•	independence of thought and ideas; and

•	other board appointments and service.

The Nominating/Corporate Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board, business contacts, community leaders and members of management. As described below, the Nominating/Corporate Governance Committee will also consider stockholder recommendations for Board nominees. The Nominating/Corporate Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, stockholders or others.

Stockholder Director Nominee Recommendations. The Nominating/Corporate Governance Committee will consider director nominees recommended by stockholders. Stockholders who wish their proposed nominee to be considered by the Nominating/Corporate Governance Committee for nomination at our next annual stockholders’ meeting should submit information about their nominees by no later than 120 days prior to the one year anniversary of the mailing of the proxy statement for our most recent annual meeting of stockholders. Stockholders who wish to recommend a nominee should submit the following information in writing to the Chairman of the Nominating/Corporate Governance Committee, c/o POZEN Inc., 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517:

•

the name of the candidate and the information about the individual that would be required to be included on a proxy statement under the rules of the SEC (including without limitation such individual’s qualifications, experience, background and share ownership, if any);

•	information about the relationship between the candidate and the nominating stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of shares of our common stock that the nominating stockholder beneficially owns and the length of time the shares have been owned.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating/Corporate Governance Committee or the Board, by following the procedures set forth in our bylaws as described at “Certain Deadlines for the 2011 Annual Meeting” in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Mr. Mauzey, Mr. Kirsch and Mr. Lee. Mr. Mauzey serves as Chairman of the Compensation Committee. Each of the current members of the Compensation Committee is independent as defined by the applicable NASDAQ listing standards.

Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee’s principal responsibilities include reviewing POZEN’s overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the Company’s compensation policies and practices to determine whether these policies and practices create incentives for a particular employee group to take actions which could put the Company at undue risk, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the Compensation Discussion and Analysis included in this proxy statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans.

To assist in its efforts to meet the objectives and responsibilities outlined above, the Compensation Committee has retained an executive compensation consultant. During 2009, the Compensation Committee retained Radford Surveys + Consulting, or Radford, a nationally known executive compensation and benefits consulting firm, to advise it on various matters related to executive compensation and compensation programs. The Compensation Committee engaged Radford to provide general executive compensation consulting services and to respond to questions as needed. Radford may also from time to time advise management, with the Compensation Committee’s consent. Radford was hired by and reports to the Compensation Committee. Pursuant to its charter, the Compensation Committee has the power to hire and fire such consultants and to engage other advisors. The human resources consultant retained by management also provides information and support to the Compensation Committee as requested.

The Compensation Committee held 7 meetings during the year ended December 31, 2009. A copy of the Compensation Committee’s charter is posted on our website at www.POZEN.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee has ever been our employee or one of our officers.

Stockholder Communications to the Board of Directors

Stockholders may send communications to our Board in writing, addressed to the full Board of Directors or a specific committee of the Board, c/o Investor Relations Administrator, 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517, telephone 919-913-1030, email investors@POZEN.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Business Conduct and Ethics is posted on our website at www.POZEN.com.

Compensation of our Directors

Discussed in the following paragraphs and tables is the compensation paid to the non-employee directors who serve on our Board. Directors who are also our employees do not receive any additional compensation for their service as directors of the Company.

2009 Compensation

Cash Compensation. We reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings and otherwise in connection with service as a director. We also pay each non-employee director the following retainer fees:

•	An annual retainer of $30,000.

•

An annual retainer for Board committee Chairs, as follows: $5,000 for service as Chair of the Nominating/Corporate Governance Committee; $7,500 for service as Chair of the Compensation Committee; and $10,000 for service as Chair of the Audit Committee.

•

An annual retainer for Board committee members (other than committee Chairs), as follows: $3,750 for service on the Nominating/Corporate Governance Committee; $5,000 for service on the Compensation Committee; and $7,500 for service on the Audit Committee.

All retainers are payable quarterly and pro-rated for service of less than a full quarter; retainers may be reduced if a director fails to attend at least 75% of all required Board and committee meetings. No compensation is paid to directors for attendance at individual Board or Board committee meetings.

Equity Compensation. Each non-employee director is eligible to receive the following equity compensation:

•

Upon his or her initial election to the Board, stock options to purchase 20,000 shares of our common stock. This initial grant vests one-third annually over three years, subject to continued service as a director.

•

On the date of each annual meeting of stockholders, a combination of 2,000 restricted stock units, or RSUs, payable in shares of our common stock and stock options to purchase 5,000 shares of our common stock. The RSUs and the stock options vest on the earlier of the one-year anniversary of the grant or the date of the next annual stockholder meeting, subject in either case to the director’s continued service on the Board at that date.

Both the initial and the annual stock options are granted at an exercise price per share equal to the closing price of our common stock, as reported on NASDAQ, on the date of grant, have a ten-year term and are exercisable for a period of up to three years following the date the director’s service on the Board terminates, to the extent vested as of such date. Directors who join the Board less than 90 days prior to the date of the next annual stockholder meeting will receive a 50% reduction in their initial year’s annual RSUs and stock options. All stock options and RSUs awarded pursuant to this director compensation program are granted under and subject to the terms and conditions of the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan, or the 2000 Equity Compensation Plan, including without limitation the terms providing for acceleration of vesting upon a change of control.

The Board has adopted a non-employee director stock ownership guideline of shares equal in value to three times the annual director retainer of $30,000, to be acquired over a five year period. Directors are generally encouraged to hold their shares of POZEN stock while they serve on the Board.

The Board also established a retirement program based on a combination of age and years of service pursuant to which qualifying directors may become entitled to receive extended exercisability or accelerated vesting of outstanding options. If a non-employee director leaves the Board at age 55 or older having served as a director for at least six years, which need not be served consecutively, the period of time in which the director may exercise any vested outstanding stock options may be extended to the shorter of 3 years after the date of retirement or the term of the option. If a qualifying director has served for at least 12 years, which need not be served consecutively, at the time of retirement from the Board, the vesting of all unvested grants may also be accelerated.

The following table further summarizes the compensation paid by us to our non-employee directors during the 2009 fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee and/or serving on one or more committees.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Arthur S. Kirsch	$50,000	$15,500	$29,100	—	—	—	$94,600
Angela M. Larson	$28,125	$7,750	$130,950	—	—	—	$166,825
Kenneth B. Lee, Jr.	$42,500	$15,500	$29,100	—	—	—	$87,100
James J. Mauzey	$40,938	$15,500	$29,100	—	—	—	$85,538
Jacques F. Rejeange	$37,500	$15,500	$29,100	—	—	—	$82,100
Paul J. Rizzo	$41,250	$15,500	$29,100	—	—	—	$85,850

(1)	Dr. John R. Plachetka, our Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of POZEN and thus receives no compensation for his services as a director or as Chairman. The compensation received by Dr. Plachetka is shown in the Summary Compensation Table and other executive compensation tables included in this proxy statement.
(2)	Consists of the following:

a.	Arthur S. Kirsch: 2009 fees including a 2009 annual retainer of $30,000, $15,000 for service as Chair of the Audit Committee and $5,000 for service as a member of one or more Board committees.

b.	Angela M. Larson: 2009 fees including a 2009 annual retainer of $22,500 and $5,625 for service as a member of one or more Board committees

c.	Kenneth B. Lee, Jr.: 2009 fees including a 2009 annual retainer of $30,000 and $12,500 for service as a member of one or more Board committees.

d.	James J. Mauzey: 2009 fees including a 2009 annual retainer of $30,000, $10,000 for service as Chair of the Compensation Committee and $938 for service as a member of one or more Board committees.

e.	Jacques F. Rejeange: 2009 fees including a 2009 annual retainer of $30,000 and $7,500 for service as Chair of the Nominating/Corporate Governance Committee.

f.	Paul J. Rizzo: 2009 fees including a 2009 annual retainer of $30,000 and $11,250 for service as a member of one or more Board committees.
(3)	The amounts included in these column are the dollar amounts representing the full grant date fair value of each stock or option award calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 6 to POZEN’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.
(4)

The following table lists the number of outstanding options held by each of the directors included in the table above as of December 31, 2009, and provides additional information concerning the options granted to these directors during

2009, each of which was granted at an exercise price equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant. Options granted prior to 2007 vest annually over four years and annual option grants after 2006 vest on the earlier of the one-year anniversary of the grant or the date of the next annual shareholders meeting. Upon her initial election to the Board in 2009, Ms. Larson received a grant of 20,000 options which vests one-third annually over three years. The Grant Date Fair Value dollar amounts represent the full grant date fair value of each stock or option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 6 to POZEN’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

Name	Options Outstanding as of December 31, 2009 (#)	Options Granted in 2009 Fiscal Year (#)	Date of 2009 Option Grant	2009 Option Expiration Date	2009 Option Exercise Price ($/Sh)	Grant Date Fair Value of Option Awards Granted in 2009 ($)

Arthur S. Kirsch	68,333	5,000	6/3/09	6/3/19	$7.75	$29,100
Angela M. Larson	21,000	21,000	6/3/09	6/3/19	$7.75	$130,950
Kenneth B. Lee, Jr.	96,667	5,000	6/3/09	6/3/19	$7.75	$29,100
James J. Mauzey	31,667	5,000	6/3/09	6/3/19	$7.75	$29,100
Jacques F. Rejeange	35,000	5,000	6/3/09	6/3/19	$7.75	$29,100
Paul J. Rizzo	105,000	5,000	6/3/09	6/3/19	$7.75	$29,100

OUR EXECUTIVE OFFICERS

Below is information about John R. Plachetka, William L. Hodges, Elizabeth A. Cermak, Everardus Orlemans, John G. Fort and Gilda M. Thomas, our executive officers. This information includes each officer’s age, his or her position with POZEN, the length of time he or she has held each position and his or her business experience for at least the past five years. Our Board elects our officers annually, and officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominee for director and executive officers.

Name	Age	Position
John R. Plachetka, Pharm.D.	56	Chairman, President and Chief Executive Officer
William L. Hodges	55	Senior Vice President, Finance and Administration, Chief Financial Officer
Elizabeth A. Cermak	52	Executive Vice President, Chief Commercial Officer
Everardus Orlemans, Ph.D.	53	Senior Vice President, Product Development
John G. Fort, M.D.	55	Chief Medical Officer
Gilda M. Thomas	55	Senior Vice President and General Counsel

John R. Plachetka, Pharm.D. is Chairman of the Board of Directors, a co-founder, President and Chief Executive Officer of POZEN and has held such positions since our inception in 1996. Prior to founding POZEN, Dr. Plachetka was Vice President of Development at Texas Biotechnology Corporation from 1993 to 1995 and was President and Chief Executive Officer of Clinical Research Foundation-America, a leading clinical research organization, from 1990 to 1992. From 1981 to 1990, he was employed at Glaxo Inc. Dr. Plachetka received his B.S. in Pharmacy from the University of Illinois College of Pharmacy and his Doctor of Pharmacy from the University of Missouri-Kansas City.

William L. Hodges joined POZEN in August 2004 as Senior Vice President of Finance and Administration and Chief Financial Officer. Mr. Hodges began his career in the pharmaceutical industry with Burroughs Wellcome Co. in 1985. In 1991, he moved to London and worked in Group Finance for the Wellcome Foundation, Ltd. Mr. Hodges worked on mergers and acquisitions and was Regional Controller for Northern Europe and Japan. In 1993, he returned to Burroughs Wellcome in North Carolina as Director of Procurement. Mr. Hodges was Vice President, Corporate Planning and Business Support at GlaxoWellcome before being appointed acting Senior Vice President and CFO for the fifteen months leading up to the merger between GlaxoWellcome plc and SmithKline Beecham plc which was completed in December 2000. From 2001 to 2003, Mr. Hodges was Senior Vice President and CFO of Pergo, Inc. located in Raleigh, North Carolina. Mr. Hodges received his B.S. from the University of North Carolina at Chapel Hill and is a Certified Public Accountant.

Elizabeth A. Cermak joined POZEN in September 2009 as Executive Vice President and Chief Commercial Officer. Prior to joining POZEN, Ms. Cermak was Worldwide Vice President in the Consumer Health Division of Johnson and Johnson from 2006. From 2005, she was Vice President Business Development for McNeil Consumer and Specialty, Inc. and from 2003 to 2005 was Vice President, Women’s Health Franchise at Ortho-McNeil Pharmaceuticals, Inc. She has spent over 25 years in the healthcare industry and has led a number of marketing and sales organizations. Ms. Cermak holds an MBA in Finance from Drexel University in Philadelphia, PA, and a BA Cum Laude in Accounting and Spanish from Franklin and Marshall College in Lancaster, PA.

Everardus Orlemans, Ph.D. joined POZEN in November 2005 as Vice President, Clinical Research and was promoted to Senior Vice President, Product Development in January 2009. Dr. Orlemans began his professional career with Organon NV, a pharmaceutical company based in the Netherlands, before transferring to its U.S. subsidiary, Organon Pharmaceuticals USA, Inc., where his most recent position was Executive Director of the Clinical Development Unit. Dr. Orlemans was an employee of Organon NV and/or its U.S. Subsidiary from October 1988 to March 2005. He received a M.S. in Chemistry from Catholic University of Nijmegen in the Netherlands and his Ph.D. degree from the University of Twente, also located in the Netherlands.

John G. Fort, M.D. joined POZEN in July 2007 as Chief Medical Officer. Prior to joining POZEN, Dr. Fort was Vice President, Medical Affairs at Adolor Corporation and held positions with Pfizer Inc., including Vice President, Medical Affairs, and was Vice President, Arthritis and Pain at G.D. Searle & Co., Monsanto Corporation from September 1994 to December 2003. Prior to joining the pharmaceutical industry, he was an Associate Professor of Medicine at Thomas Jefferson University, Division of Rheumatology. Dr. Fort received his M.D. from the University of Valencia Faculty of Medicine and is board certified in internal medicine with a subspecialty certification in rheumatology.

Gilda M. Thomas joined POZEN in January 2007 as Senior Vice President and General Counsel. Prior to joining POZEN, Ms. Thomas was Vice President, General Counsel and company secretary at EMD Pharmaceuticals, Inc., an affiliate of Merck KGaA, Darmstadt, Germany from July 2001 to December 2006. Prior to joining EMD, she spent 14 years at Burroughs Wellcome Co., which merged into Glaxo Welcome, Inc. At Glaxo Wellcome Ms. Thomas was Associate General Counsel responsible for the 13 member corporate section of the legal department. Ms. Thomas received her J.D. from Harvard Law School, a M.S. from Simmons College and a B.S. from Wellesley College.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, included in this proxy statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in POZEN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and this proxy statement.

Submitted by:

The Compensation Committee of the Board of Directors

James J. Mauzey, Chairman

Arthur S. Kirsch

Kenneth B. Lee, Jr.

Compensation Discussion and Analysis

This CD&A explains our compensation program as it pertains to our named executive officers – namely, our President and Chief Executive Officer, or CEO, our Chief Financial Officer, and our three other most highly compensated executive officers. For purposes of this CD&A, we refer to these persons as our “executive officers.” Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Executive Summary of 2009 Performance

We are a pharmaceutical company focused on transforming medicine that can transform lives. We operate a business model that focuses on (i) developing innovative products that meet unmet medical needs in the marketplace; (ii) obtaining patents for those innovative ideas which we believe have value in the marketplace; (iii) utilizing a small group of talented employees to develop those ideas by working with strategic outsource partners; (iv) developing a regulatory pathway with the appropriate agency; (v) determining how best to commercialize our products. In 2008, we received approval from the U.S. Food and Drug Administration, or FDA, for our first product in the United States, Treximet® (sumatriptan and naproxen sodium). Shortly following approval by the FDA, sales of Treximet commenced and we began receiving royalties based on those sales. Further, we continued to execute on the development of our PN (now known as VIMOVO™) and PA product candidates. The NDA for VIMOVO was submitted on June 30, 2009 and was accepted for filing by FDA in August 2009, for which we received a $10 million milestone from our partner. We have decided to retain ownership of our PA product candidates which contain a combination of a proton pump inhibitor and enteric coated aspirin in a single tablet and have hired a chief commercial officer who is responsible for developing the commercialization strategy for these products and conducting all the required pre-commercialization activities. In the United States, we intend to lead all commercialization efforts, which may or may not include co-promotion partners. Outside the United States, we intend to secure relationships with one or more strong commercial partners with relevant expertise to commercialize our future products globally. We believe we have been affected by the global economic recession in the same way as other companies in our industry due to the impact that the downturn in the markets has had on our stock price. Given our over all business model described above, we do not believe that our incentive programs encourage short-term risky behavior because the performance criteria on which our incentive programs are primarily based are longer-term corporate goals designed to reward our executives for outstanding corporate performance, including success in progressing our development programs, which should result in increases in stockholder value.

Responsibility; Philosophy; Objectives

The Compensation Committee of our Board, which is comprised solely of independent directors and “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations, is responsible for our executive compensation program. The Compensation Committee receives staff support from members of our management and from management’s human resources consultant. In addition, the Compensation Committee directly engages external compensation consultants to advise and assist the Committee in the performance of its duties. As part of its review of the 2009 compensation, the Committee consulted with Radford Surveys + Consulting, or Radford.

The Compensation Committee reviews and approves all compensation paid to our executive officers and is responsible for determining the most appropriate, total executive compensation principles that govern such compensation. These principles are based on our business strategy and business model and are designed to be competitive with our peer group of companies and consistent with stockholder interests. In accordance with its charter, the Compensation Committee’s responsibilities include reviewing and approving our overall compensation philosophy and the adequacy and market effectiveness of our compensation plans and programs; evaluating the performance of and reviewing and approving total compensation for our executive officers; and administering our equity-based and other incentive programs.

We are committed to providing competitive levels of compensation to our employees, including our executive officers, to ensure that we are able to recruit, retain and motivate the high caliber talent we require in our business. Our business model includes a significant amount of outsourcing and we therefore need smart, talented, experienced project managers in each area of expertise to be successful. We believe it is important that our employees be given the opportunity to be well rewarded for strong performance against goals that support individual development and our future success. In determining the total compensation for our executive officers, the Compensation Committee’s aim is to provide compensation that assists us in meeting these objectives. The Compensation Committee seeks to maintain compensation that is in overall conformance with sound market practices and comparable to and competitive with the compensation packages of executives of similar companies, while recognizing individual and organizational performance.

We rely on survey data and information on compensation paid by comparable companies from time to time to benchmark our executive compensation programs.

In 2008, the Compensation Committee retained Radford to assist with a number of compensation-related projects, including an assessment of the compensation peer group. The following companies were identified as the POZEN peer group for purposes of 2008 and 2009 compensation benchmarking:

Adolor Corporation	NPS Pharmaceuticals, Inc.
AMAG Pharmaceuticals	Onyx Pharmaceuticals, Inc.
Biocryst Pharmaceuticals Inc.	Osiris Pharmaceuticals
CV Therapeutics	Pain Therapeutics, Inc.
Dendreon Corporation	Progenics Pharmaceuticals, Inc.
Enzon Pharmaceuticals	Salix Pharmaceuticals, Ltd.
Genomic Health	Santarus, Inc.
GTx	Targacept, Inc.
Idenix Pharmaceuticals	Vical, Incorporated
Inspire Pharmaceuticals, Inc.	Zymogenetics

These companies were selected based on the following criteria:

•	Market Capitalization: Range of 50% to 200% of POZEN’s then current valuation, $150M to $650M.

•	Product Development Stage: Companies with a product on the market.

•	Location: Primarily east coast (as available).

•	Companies from which POZEN recruits executives and to whom the company may lose executive talent for positions of similar scope.

Radford has served as an advisor to the Compensation Committee in 2008 and 2009 in connection with the compensation decisions for the executive officers and conducted a full analysis of executive compensation and a review of director compensation at the end of 2008.

What we reward

Our executive compensation program is designed to reward achievement of annual and long-term corporate goals, as well as individual goals that are supportive of our corporate goals and strategic objectives. Our executive officers establish and submit annual corporate goals for the year to our Board for approval. These annual business goals are based on calendar year objectives that are specific and measurable, and align with our longer term strategic direction. The goals represent important corporate achievements and value drivers of POZEN, and generally involve progressing specific product candidates in the product development pipeline, achieving product regulatory milestones, achieving financial targets or progressing corporate strategic activities. The Compensation Committee evaluates the achievement of these goals, along with completion of other strategic activities and individual performance, and uses its discretion to determine annual adjustments to compensation and annual awards for our executive officers. The Compensation Committee recognizes that internal, external and other extraordinary factors may lead to adjustments of corporate efforts that may not be reflected in our annual Board-approved corporate goals; therefore, the Compensation Committee uses its judgment in completing a thorough review of annual corporate and personal performance before the annual awards are approved.

Our compensation program is designed to provide higher levels of pay when executive and organizational performance exceeds the performance standards. Likewise, individual and organizational performance that falls short of the approved standards will result in payments and overall compensation that are at the lower end of competitive market targets. Our compensation programs are designed not only to reward past performance, but to provide incentives for continued high levels of executive performance, particularly through the multi-year vesting of our equity awards. We also consider the use of special one-time incentive programs for longer term, key objectives, such as the PN 400 option program which was implemented in 2008. Individual executives are reviewed annually to assess performance against their goals. We are guided by the overarching principle that the highest comparative levels of compensation should be paid to our highest performing executives.

We believe our approach to goal setting assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. In addition, if approved by our stockholders, under the 2010 Plan, as we have under the 2000 Equity Compensation Plan, we may provide a mix of equity award instruments that includes performance based equity awards, full value awards as well as the multi-year vesting of our equity awards, which will also mitigate risk and properly account for the time horizon of risk.

We believe that the mix of salary and potentially significant variable cash and equity-based incentives that we employ in our executive compensation program motivates our executive officers to work to build long-term value for our stockholders. The Compensation Committee believes that, based on its evaluation, the compensation paid to our executive officers, as reported in this CD&A and the compensation tables included in this proxy statement, is fair and reasonable.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee is responsible for making all compensation decisions for our executive officers. Dr. Plachetka, our CEO, annually reviews the performance of each of our other executive officers and makes recommendations regarding their compensation to the Compensation Committee. The annual goal setting process for our executive officers other than our CEO involves establishing performance criteria supportive of our annual corporate goals and includes elements of participation and refinement by our executive officers, with final agreement by our CEO. Each executive officer’s goals are designed to require significant effort, cooperation and effectiveness in business plan execution in order to achieve the performance standards. In evaluating our executive officers other than the CEO, the Compensation Committee relies in part on the input and recommendations of our CEO. In evaluating our CEO’s compensation, the Compensation Committee considers, among other factors, an annual self assessment submitted by our CEO, as well as a thorough review of corporate performance. Dr. Plachetka is not present during the Compensation Committee’s deliberations or determinations of his compensation.

Elements of Compensation

The primary components of our executive compensation program are:

•	base salary;

•	annual cash incentives;

•	long-term incentives; and

•	benefits.

In addition, employment agreements with each of our executive officers provide for potential payments upon certain terminations of employment and upon a change of control of our company. Each of the four principal elements of our executive compensation program is discussed in the following paragraphs. The employment agreements are described in the narrative accompanying the Summary Compensation Table and Grants of Plan-Based Awards Table that are included in this proxy statement and the section of this proxy statement beginning on page 33 entitled “Potential Payments on Termination and Change of Control”. The Compensation Committee believes that each of these compensation elements complements the others and that together they serve to achieve our compensation objectives.

In compensating our CEO and our other executive officers, the Compensation Committee seeks to ensure stockholder alignment by providing competitive base salaries; annual performance-based cash bonuses; and longer-term awards under our equity-based incentive programs that are all targeted at the median of the peer group. The Compensation Committee, in conjunction with management, continues to review the level of current equity compensation and alternative equity compensation strategies to determine if changes or alternatives are more appropriate given POZEN’s stage of development and changes to the competitive landscape.

Although all of our full time, regular salaried employees are eligible to receive cash bonuses and stock options or other equity-based compensation and this general compensation philosophy applies throughout the organization, our CEO and other executive officers have a higher percentage of their total compensation at risk, as they have greater responsibility for and a more direct impact on overall corporate results. The compensation tables included in this proxy statement detail a three-year average base salary versus variable compensation splits of approximately 25% / 75% to 35% / 65% for the CEO and other executive officers. In making decisions that result in this allocation, the Compensation Committee relies upon advice from its independent consultants. The Compensation Committee, when determining allocation, also considers the fact that our CEO serves POZEN in many roles. In addition to his responsibilities as CEO, President and Chairman, Dr. Plachetka leads our technology and science development efforts as well as our investor relations activities.

Base salary

We believe that the base salary of our CEO and other executive officers should provide a level of assured cash compensation that is commensurate with their senior professional status and career accomplishments. Accordingly, their base salaries are designed to be competitive with similar positions within the biopharmaceutical industry. In addition to the peer group analyses undertaken by the Compensation Committee as described above, we participate in and subscribe to a large, validated annual salary survey of life science companies. The Compensation Committee relies on these tools to set base salaries for our executive officers that are benchmarked to competitive market pay practices.

Base salary adjustments include a combination of cost-of-living and merit increases, based on the executive’s performance of his or her key responsibilities and duties, and were previously approved, communicated, and implemented in March of each year to allow for evaluation of the entire year, including the Company’s financial performance. The Compensation Committee considers each executive officer’s self assessment of annual performance in its base salary review process and takes into account the CEO’s assessment of and recommendations with respect to each of the other executive officers.

In March 2009, based on the survey data provided by our outside compensation consultants, the Compensation Committee’s evaluation of the Company’s and each executive officer’s individual performance (as described under Annual cash incentives below), the Compensation Committee awarded Dr. Plachetka an increase in his base salary of approximately 3% over his base salary in 2008. Mr. Hodges and Ms. Thomas were also granted salary increases of approximately 3%. Dr. Orlemans was promoted in March 2009 to Senior Vice President, Product Development and was awarded a base salary of $273,180, a 14% increase from his previous salary to reflect the increase in his responsibilities and to be competitive with the salaries of similar positions in the biopharmaceutical industry. Ms. Cermak was hired on September 14, 2009 with an annual base salary of $290,000. The 3.0% range used for salary adjustments is in line with survey data to which we subscribe.

Annual cash incentives

The Compensation Committee’s practice is to award annual cash bonuses to our CEO and our other executive officers on a discretionary basis based on a review of corporate and individual performance objectives. Our executive officers have the opportunity to earn an annual incentive cash bonus that is calculated as a percentage of the executive’s annual base salary. Our CEO’s target bonus level, as specified in his employment agreement, is 65% of base salary. The bonus target level for each of the other executive officers for 2009 is 40% of base salary. Bonus targets were set based upon advice from the Compensation Committee’s independent consultants. Bonuses are approved, communicated and paid in March of each year in recognition of the achievement of goals and other contributions during the previous year to allow for evaluation of the entire year, including the Company’s financial performance. If warranted in special circumstances, individual one-time discretionary bonuses may also be awarded during the course of the year.

In considering annual bonuses, the Compensation Committee evaluates the annual performance of the CEO and each of the other executive officers, focusing on the executive’s performance in his or her area or areas of functional responsibility as well as the achievement of our annual corporate goals and other significant corporate accomplishments. With respect to the executive officers other than the CEO, the bonus is also based on achievement of the executive’s individual goals for the year, which may include individual development goals designed to facilitate professional growth and succession planning. The Compensation Committee also takes into account the recommendations of the CEO in determining the bonuses for our other executive officers. Annual bonuses are utilized to drive annual performance based upon the establishment and agreement of annual goals. The level of the bonus may also be impacted by other accomplishments during the year.

For 2009, the Compensation Committee determined that the Company had achieved all of its corporate goals. Specifically, the Company kept its program development activities for VIMOVO on track per our agreement with AstraZeneca, including the completion of all registration trials and submission of the NDA for VIMOVO in June 2009. In addition, it maintained more that $45 million in cash through the end of 2009 while advancing its PA development plan and exploratory programs with its pre-established objectives, and completed its evaluation of a new commercialization strategy. In addition, the Compensation Committee took into account each executive officer’s individual performance as described in more detail below.

Based on the foregoing assessment of performance, the Compensation Committee awarded the CEO a cash bonus of $341,600 which represented 100% of his targeted bonus opportunity. The cash bonus was awarded in recognition of Dr. Plachetka’s contributions and leadership during the year, including his multiple roles as Chairman, President, CEO and principal scientific innovator. The Compensation Committee considered a variety of factors in awarding the bonus, including Dr. Plachetka’s efforts with respect to the filing of the NDA for VIMOVO, his scientific contributions to the progression of the PA, and exploratory development programs, and his success in hiring a new chief commercial officer and in motivating and retaining key personnel.

Other executive officers were awarded annual bonuses for fiscal 2009 performance, as follows:

Elizabeth A. Cermak	$33,800	(100% of target opportunity)
William L. Hodges	$111,600	(100% of target opportunity)
Everardus Orlemans	$108,200	(100% of target opportunity)
Gilda M. Thomas	$103,300	(100% of target opportunity)

The Compensation Committee approved these discretionary bonuses in recognition of the accomplishment of, or significant progress toward, corporate goals in the areas of clinical and regulatory milestones related to VIMOVO and the Company’s other product candidates, completion of 2009 strategic activities, as well as the individual executive officer’s performance in his or her areas of functional responsibility and accomplishment of individual goals.

For Mr. Hodges, his functional responsibilities included managing the investor relations and public relations functions, providing management information to the Board, managing the financial and accounting function, leading the annual strategic planning process and ensuring accurately and timely filing of required SEC disclosures. His individual goals for 2009, all of which he achieved, included achieving certain financial objectives and executing on certain investor relations and strategic planning objectives.

For Dr. Orlemans, his functional responsibilities included managing and supervising product development activities, creating, updating and managing product development plans for each project, reviewing and approving all documents subject to regulatory and medical review and supporting investor relations and business development. His individual goals for 2009, all of which he achieved, related to the submission of the NDA for VIMOVO and product development goals for our PA product candidates.

For Ms. Thomas, her functional responsibilities included drafting, reviewing and structuring agreements in support of all business and corporate activities; coordinating our compliance activities, and providing legal support to all business development and strategic alliance initiatives. Her individual goals for 2009, all of which she achieved, related to negotiating vendor agreements required for the conduct of the clinical program for our PA product candidates and managing Paragraph IV litigation against four generic companies.

Ms. Cermak’s activities were focused on making specified progress on the commercialization strategy and initiating certain pre-commercialization activities for PA32540, all of which she accomplished.

Equity and other long-term incentive compensation

As described above, stock-based incentives are a key component of our executive compensation program and have historically been provided to all of our full-time employees. Employee ownership is a core value of our operating culture, and we and the Compensation Committee believe that stock ownership encourages our executives to create value for our company over the long term, and promotes retention and affiliation with the Company by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our stockholders. We have historically used stock options as the vehicle to deliver equity-based compensation, due to their broad-based use in the biopharmaceutical industry, and in part because of their favorable tax and accounting treatment. As a result of changes under FASB ASC Topic 718, that make the accounting treatment of stock options less attractive, we have evaluated the benefits of providing alternative equity-based compensation in the form of restricted stock, restricted stock units, or RSUs, or other stock-based vehicles. We and the Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices.

In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards. For example, due in part to his significant ownership of our stock, the Compensation Committee has determined that long-term incentive awards to our CEO may include a non-equity component, or may be paid wholly in cash, as determined by the Compensation Committee.

Stock options and other long-term equity incentive awards are made under our 2000 Equity Compensation Plan. Stock options generally have a ten-year term and vest over a number of years based on continued employment. Vesting for stock options awarded to our executive officers has typically been 25% annually over four years from the date of grant. Our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns.

Each of our executive officers has an annual target option or long-term incentive award opportunity. The actual amount of the annual option grant or other long-term incentive award for each of our executive officers is determined on a discretionary basis by the Compensation Committee. In determining the amount of the awards, the Compensation Committee evaluates factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as progression of our drug development pipeline, licensing deals, regulatory approval and stock price movement relative to our peers, execution of and/or progress toward fulfilling our long-term strategic plan, as well as the executive’s performance and contribution to our annual and long-term strategic goals. The Compensation Committee may, at its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each executive officer.

We have historically made grants of stock options to all employees on their date of hire based on salary level and position. All employees, including our executive officers, are also eligible for subsequent discretionary awards, which may include special one-time awards such as the PN 400 performance-based options described below awarded in May 2008 to all of our employees, including our executive officers.

In recognition of the critical role of POZEN’s product candidate, PN 400, now known as VIMOVO, in contributing to the Company’s overall success and the importance of creating a collective employee focus on obtaining regulatory approval for PN 400, the Compensation Committee approved in May 2008 a company-wide incentive program (the “PN 400 option program”), consisting of the grant of stock options to each employee. The options have a ten-year term and an exercise price equal to the closing price of the common stock as reported on NASDAQ on the date of grant. Twenty-five percent (25%) of the options granted under the PN 400 option program vested upon the acceptance by the U.S. Food and Drug Administration, or FDA, of the new drug application, or NDA, for VIMOVO on August 30, 2009, and the remaining seventy-five (75%) of the options granted will vest upon the receipt of approval of the NDA for VIMOVO. The executive officers received in the aggregate 103,900 of the 293,100 total stock options granted under this program.

All employees, including our executive officers, are also eligible for annual awards granted in recognition of individual and corporate performance during the year. These discretionary annual stock options are granted in March of the following year. In accordance with that practice, our executive officers, other than our CEO, were granted stock options in March 2009 after reviewing 2008 performance and our CEO was granted a long-term incentive award in March 2009 consisting of a mix of cash and stock options. After reviewing 2009 performance, our executive officers were granted options in March 2010, and our CEO was granted a long-term incentive award consisting of a mix of cash and stock options. The options granted in 2009 are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this proxy statement; the awards granted in 2010 will appear in next year’s proxy statement.

2009 Awards. In March 2009, after a review of performance in 2008 and in accordance with the principles outlined above, the Compensation Committee awarded our CEO a long-term incentive award of $1,100,000, which vests 33% per year on March 13th over three years, and 180,152 options which vest 25% per year on March 13th over four years. In addition to the role of Chief Executive Officer, our CEO fills the roles of Chairman of the Board, President and Chief Scientific Officer, as well as being an inventor on most of POZEN’s patents. The Compensation Committee considered these factors and the CEO’s significant contributions to the Company in 2008 in approving the award. The Compensation Committee considered Dr. Plachetka’s contributions to our product candidate programs, particularly his role in the submission of the NDA for VIMOVO and in advancing the PA development program. The Compensation Committee also awarded 50,000 options to Mr. Hodges and Ms. Thomas based on a

50,000 share target stock option award and 18,000 options to Dr. Orlemans in March 2009, after reviewing their contributions for 2008. The options vest 25% annually over four years and have a ten-year term. These options are reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table included in this proxy statement.

Procedures and Policies for Granting Equity-based Awards

As described above, the Compensation Committee approves the grant of all stock options and other awards to our CEO and other executive officers, as well as to the non-employee members of our Board. New-hire grants for our executive officers are approved by the Compensation Committee prior to employment and are granted on the date of hire. Elizabeth A. Cermak was hired on September 14, 2009 as Executive Vice President and Chief Commercial Officer and received 100,000 stock options on her hire date. Annual option awards to our executive officers, as well as to all employees, are granted in mid-March, following the year under review in order to allow more time to review the entire year, including the financial results of the Company. In cases where options are granted as a result of certain material achievements, such grants are issued no earlier than two days after the public announcement of the material information. In all cases, stock options are granted at exercise prices equal to the closing price of our stock as reported on NASDAQ on the date of grant.

As permitted under our 2000 Equity Compensation Plan, the Compensation Committee has delegated to our CEO the authority to grant up to a specified aggregate number of stock options in two circumstances:

•	option grants to non-executive officer employees in connection with their year-end performance reviews; and

•	initial option grants to new non-executive officer employees upon commencement of employment in accordance with a specified schedule of numbers of options per grant, based on hiring position.

These options are granted at an exercise price equal to the closing price of our common stock on the grant date and on vesting and other terms consistent with standard forms of option agreement approved for use under our 2000 Equity Compensation Plan. Any grants at levels above the schedule or otherwise not on such authorized terms must be approved by the Compensation Committee.

Benefits; Perquisites

Benefits offered to our executive officers serve as a safety net of protection against financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular full-time employees.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in 2000 we matched all employee contributions at 50% up to the IRS imposed limit. The IRS maximum allowable contribution in 2009 was $16,500 with an additional $5,500 allowed for employees who are 50 years old or older. We also increase our employees’, including our executive officers’, base salary for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to two times the employee’s annual base salary.

Perquisites

We provide certain additional perquisites to our CEO. These perks include the payment of life and disability insurance premiums above the level provided to our other employees, and reimbursement of certain expenses associated with our CEO’s tax and estate planning, his employment agreement and the administration of his Rule 10b5-1 trading plan. The aggregate compensation value of these benefits was $36,541 in 2009 and is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement.

Post-employment Benefits

We do not offer post-employment health or life insurance to our executive officers other than to the extent such benefits are payable pursuant to their employment agreements as described below under “Severance and Change of Control Benefits”.

Severance and Change of Control Benefits

We believe that providing reasonable severance benefits to our executive officers upon a change of control event or in the context of termination by us without cause or by the executive for good reason (as defined in their employment agreements) is an important part of maintaining a competitive executive compensation program and contributes to our ability to attract and retain high quality executives. In part, this reflects our recognition that it may be difficult for a senior executive to find a comparable position in a relatively short period of time following termination of employment. We also believe that providing reasonable protections to our executive officers in the event of a change of control is helpful in aligning our executives’ interests with those of our stockholders in the event a potential change of control situation should occur.

We maintain certain plans and have entered into employment agreements with our executive officers that require that we provide severance and related benefits in the event of a termination of employment or a change of control. In connection with negotiating these provisions in our executives’ employment agreements, the Compensation Committee received advice from its consultants as to practices and levels of such benefits among comparable companies. These provisions and benefits, as well as an estimate of the dollar value of these benefits that would be payable to our executive officers under specified assumed conditions, are described in the section of this proxy statement beginning on page 33 entitled “Potential Payments on Termination and Change of Control.”

Tax and Accounting Implications

In setting elements of compensation, the Compensation Committee considers the impact of the following tax and accounting provisions:

•

Section 162(m). In making compensation decisions, the Compensation Committee is mindful of the potential impact of Section 162(m) of the Internal Revenue Code, as amended (the Code), which generally disallows a tax deduction to public companies for certain compensation over $1 million paid in any year to its CEO and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. The Compensation Committee generally seeks, where feasible, to structure the incentive compensation granted to our executive officers in a manner that is intended to minimize or eliminate the impact of Section 162(m). However, the Compensation Committee may elect to make awards that are subject to the Section 162(m) limit, such as restricted stock units or cash awards, when it believes that such awards are appropriate to attract and retain top-quality executives or otherwise achieve our compensation objectives.

•

Section 409A. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. It also expands the types of compensation that are considered deferred compensation subject to these regulations. Section 409A imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The Compensation Committee takes into account the potential implications of Code Section 409A in determining the form and timing of compensation awarded to our executives.

•

Sections 280G and 4999. Our employment agreements with certain of our executive officers provide for tax protection in the form of a gross-up payment to reimburse the executive for certain excise taxes imposed under Section 4999 of the Internal Revenue Code as well as additional taxes resulting from such reimbursement. Section 4999 imposes a 20% excise tax on each executive who receives “excess parachute payments” in connection with a change of control, and Section 280G disallows the tax deduction to the company of any amount of an excess parachute payment that is contingent on a change of control. Payments as a result of a change of control that exceed three times the executive’s base amount (the average annualized taxable compensation for the five preceding years) may be considered excess parachute payments, and the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to our executives whose employment terminates in connection with a change of control. The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures certain post-termination benefits for our executive officers. We have eliminated the gross-up payment provisions in executive employment agreements executed after January 1, 2009, but have retained the provision in executive employment agreements executed prior to that date.

•

Accounting Rules. Various rules under generally accepted accounting practices determine the manner in which grants for equity-based and other compensation are accounted for in our financial statements. In the first quarter of 2006, we began expensing equity awards in accordance with FASB ASC Topic 718. Among the factors it considers when making compensation decisions for our executive officers, the Compensation Committee takes into account the accounting treatment under FASB ASC Topic 718 of equity-based and alternative forms of compensation.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by or, with regard to stock awards and options, the amount expensed by POZEN during the fiscal years ended December 31, 2009, 2008 and 2007 for, our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)			Stock Awards ($) (2)		Option Awards ($) (2)		Non Equity Incentive Plan Compensation			All Other Compensation ($) (3)			Total ($)
John R. Plachetka, Pharm.D., President and Chief Executive Officer	2009 2008 2007	$ $ $	528,865 511,156 488,478	$ $ $	341,600 329,900 254,009	(4) (4) (4)	$	— — 104,718	$ $ $	695,387 1,088,358 501,270	$ $ $	780,146 432,467 250,000	(5) (5) (5)	$ $ $	47,541 17,667 19,576	(6) (6) (6)	$ $ $	2,393,539 2,379,548 1,618,051

Elizabeth A. Cermak, Executive Vice President, Chief Commercial Officer	2009		$87,635		$43,800	(7)		—		$436,000					$61,685			$629,120

William L. Hodges, Chief Financial Officer, Senior Vice President, Finance and Administration	2009 2008 2007	$ $ $	281,845 272,257 259,191	$ $ $	111,600 107,600 82,941	(8) (8) (8)		— — —	$ $ $	193,000 433,156 1,175,400		— — —		$ $ $	11,000 10,250 10,250		$ $ $	597,445 823,263 1,527,782

Everardus Orlemans, Ph.D., Senior Vice President Product Development	2009 2008 2007	$ $ $	273,043 240,015 215,893	$ $ $	108,200 85,400 68,400	(8) (8) (8)		— — —	$ $ $	69,480 247,200 156,720		— — —		$	— — 157,883		$ $ $	450,723 572,615 598,896

Gilda M. Thomas, Senior Vice President, General Counsel	2009 2008 2007	$ $ $	260,958 252,681 238,069	$ $ $	103,300 99,900 76,800	(8) (8) (8)		— — —	$ $ $	193,000 421,564 522,400		— — —		$ $ $	11,000 10,250 8,097		$ $ $	568,258 784,395 845,366

(1)	Reflects discretionary bonuses accrued during the indicated year.
(2)	The amounts included in this column are the dollar amounts representing the full grant date fair value of each option calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 6 to POZEN’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.
(3)	For each named executive officer other than Dr. Plachetka, the amounts shown in this column reflect an employer matching contribution to 401(k) plan. Ms. Cermak’s 2009 other compensation also includes moving and relocation of $51,751. Dr. Orleman’s other compensation also includes moving and relocation of $100,964 and related taxes of $56,919.
(4)	This amount includes the following:

•	2009 and 2008: an annual bonus in the amount awarded in recognition of performance in 2009 and 2008.

•

2007: an annual bonus in the amount awarded in recognition of performance in 2007, less a $75,075 bonus forfeiture representing 25% of the 2006 performance award which was contingent upon POZEN receiving final approval from the FDA for Treximet on or before December 31, 2007.

(5)	Under certain circumstances, the Compensation Committee may determine that non-equity long-term incentive awards are preferable to equity-based awards. The amounts included in this column are the compensation expense recognized by POZEN for financial statement reporting purposes for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, and thus include amounts from POZEN Long Term Incentive Plan awards in and prior to the indicated year. The terms of the long-term incentive program are described on pages 24-26 under the heading “Equity and other long-term incentive compensation” and on page 30 under the heading “Employment Agreements.” The amounts included in this column include the following:

•

2009: the compensation expense related to the $1,100,00 to be paid under the 2009 long term incentive program, the compensation expense related to the $680,000 to be paid under the 2008 long term incentive program and the compensation expense related to the $750,000 to be paid under the 2007 long term incentive program.

•

2008: the compensation expense related to the $680,000 to be paid under the 2008 long term incentive program and the compensation expense related to the $750,000 to be paid under the 2007 long term incentive program.

•	2007: the compensation expense related to the $750,000 to be paid under the 2007 long term incentive program.

(6)	This amount includes the following:

•

2009: $11,000 in employer matching contribution to 401(k) plan; $14,030 for payment of supplemental life and disability insurance premiums; $6,999 for reimbursement of employment agreement related legal fees and expenses for tax, estate and financial planning services, and $15,512 for the related tax gross-up.

•

2008: $10,250 in employer matching contribution to 401(k) plan; $4,745 for payment of supplemental life and disability insurance premiums; and $2,672 for reimbursement of employment agreement related legal fees and expenses for tax, estate and financial planning services.

•

2007: $10,250 in employer matching contribution to 401(k) plan; $4,746 for payment of supplemental life and disability insurance premiums; and $4,580 for reimbursement of employment agreement related legal fees and expenses for tax, estate and financial planning services.

(7)	This amount includes an annual bonus of $33,800 awarded in recognition of performance in 2009 and a $10,000 sign-on bonus.
(8)	This amount includes an annual bonus in the amount awarded in recognition of performance in 2009, 2008 and 2007.

Grants of Plan-Based Awards in 2009

The following table provides additional information about awards granted to our named executive officers in 2009.

Name	Grant Date	Date of Board/ Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards $/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
John R. Plachetka, Pharm.D.	3/13/09	3/6/09	—	180,152	(3)	$5.66	$695,387
Elizabeth A. Cermak	9/14/09	9/14/09	—	100,000	(3)	$6.65	$436,000
William L. Hodges	3/13/09	3/6/09	—	50,000	(3)	$5.66	$193,000
Everardus Orlemans	3/13/09	3/6/09	—	18,000	(3)	$5.66	$69,480
Gilda M. Thomas	3/13/09	3/6/09	—	50,000	(3)	$5.66	$193,000

(1)	The exercise price of each of the options included in this table is equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant.
(2)	The amounts included in this column are the dollar amounts representing the full grant date fair value of each option calculated in accordance with FASB ASC TOPIC 718 and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 6 to POZEN’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.
(3)	Each of these options was granted under our 2000 Equity Compensation Plan, has a 10-year term and vests and becomes exercisable in four equal annual installments, with the initial vesting dates occurring on the one-year anniversary of the respective dates of grant. The options were awarded after reviewing performance during 2008.

Employment Agreements

During 2009, each of our named executive officers was employed pursuant to employment agreements with us. Each employment agreement specifies, among other things, the named executive officer’s initial base salary, bonus opportunity, entitlement to participate in our benefits plans and post-termination benefits and obligations. The post-employment benefits are described in the section entitled “Potential Payments upon Termination or Change of Control” appearing beginning on page 31 of this proxy statement.

Dr. Plachetka’s agreement has an initial term of three years and automatically renews for successive one-year periods thereafter unless either party provides at least six months’ notice of its intention not to renew the agreement. Under the agreement, Dr. Plachetka is entitled to an annual base salary of at least $462,000 effective as of January 1, 2006. Annual increases, if any, are to be made based on performance and in the sole discretion of our Board or the Compensation Committee. Under the terms of the agreement, Dr. Plachetka is eligible to receive an annual cash incentive bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of sixty-five percent (65%) of Dr. Plachetka’s annual base salary. Dr. Plachetka is also eligible to receive annual awards under a long-term incentive program with a target value of $1,700,000 for the first year of the agreement, subject to annual review by the Compensation Committee. Awards under the long-term incentive program are based on performance and made in the discretion of the Compensation Committee. The agreement also provides for the payment by the Company of certain life and disability insurance premiums and the reimbursement of certain estate, tax and legal expenses relating to the agreement, and expenses relating to the establishment and administration of a Rule 10b5-1 securities selling program, incurred by Dr. Plachetka, up to a maximum reimbursement of $45,000 per year.

Our employment agreements with Mr. Hodges, Ms. Cermak, Dr. Orlemans and Ms. Thomas have initial terms of one year. Each agreement automatically renews for successive one-year terms after the expiration of the initial term, unless either party to the agreement terminates the agreement. The agreements specify initial annual base salary amounts that are subject in each case to performance and merit-based increases, as determined by the Compensation Committee. The executives are eligible to receive annual bonuses of up to 40% of base salary, to be awarded as determined by and in the discretion of the Compensation Committee.

Outstanding Equity Awards at December 31, 2009

The following table summarizes the equity awards we have made to our named executive officers that have not been exercised and remained outstanding as of December 31, 2009.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)		Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
John R. Plachetka, Pharm.D.	137,500		—	—		$6.60	4/25/2011	—		—
	93,750		—	—		$5.20	1/2/2012	—		—
	187,500		—	—		$5.18	1/2/2013	—		—
	200,000		—	—		$10.19	1/2/2014	—		—
	140,625		—	—		$7.06	1/3/2015	—		—
	126,562		42,188	—		$10.52	1/3/2016	—		—
	14,438		14,438	—		$16.89	1/3/2017	—		—
	—		—	—		—	—	2,325	(3)	13,904	(4)
	21,907		65,722	—		$10.20	3/14/2018	—		—
	12,700	(5)	—	38,100	(5)	$14.45	5/6/2018	—		—
	—		180,152	—		$5.66	3/13/19	—		—
Elizabeth A. Cermak	—		100,000	—		$6.65	9/14/19	—		—

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)		Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
William L. Hodges	74,500		—	—		$6.24	8/2/2014	—	—
	31,250		—	—		$7.06	1/3/2015	—	—
	56,250		18,750	—		$10.52	1/3/2016	—	—
	45,000		45,000	—		$16.90	1/3/2017	—	—
	10,000		30,000	—		$10.20	3/14/2018	—	—
	4,150	(5)	—	12,450	(5)	$14.45	5/6/2018	—	—
	—		50,000	—		$5.66	3/13/2019	—	—
Everardus Orlemans	30,000		—	—		$9.73	11/1/2015	—	—
	6,000		6,000	—		$16.90	1/3/2017	—	—
	3,750		11,250	—		$10.20	3/14/2018	—	—
	3,750	(5)	—	11,250	(5)	$14.45	5/6/2018	—	—
	—		18,000	—		$5.66	3/13/2019	—	—
Gilda M. Thomas	20,000		20,000	—		$16.18	1/08/2017	—	—
	10,000		30,000	—		$10.20	3/14/2018	—	—
	3,850	(5)	—	11,500	(5)	$14.45	5/6/2018	—	—
	—		50,000	—		$5.66	3/13/2019	—	—

(1)	Each of these options was granted under our 2000 Equity Compensation Plan, has a 10-year term and vests and becomes exercisable in four equal annual installments, with the initial vesting date occurring on the one-year anniversary of the respective date of grant.
(2)	The exercise price of each of the options included in this table is equal to the closing price of POZEN’s common stock as reported by NASDAQ on the respective date of grant.
(3)	Represents the unvested portion of 4,650 restricted stock units awarded to Dr. Plachetka in February 2007. The restricted stock units vest in four equal annual installments, commencing with an initial vesting date of January 1, 2008, and in the event of a change of control, in accordance with the terms of our 2000 Equity Compensation Plan. The shares of common stock represented by the RSUs, once vested, are payable when Dr. Plachetka ceases to be employed by or perform services for POZEN. No dividends are payable on the restricted stock units; however, the restricted stock units will be appropriately adjusted in the event of a stock split, stock dividend or other change in capitalization of POZEN.
(4)	Calculated by multiplying the closing market price of POZEN’s common stock on December 31, 2008 by the unvested number of restricted stock units.

(5)	These options were granted under our 2000 Equity Compensation Plan, pursuant to an incentive program (the “PN incentive program”), to all of the Company’s employees, including its executive officers, have a 10-year term. Twenty-five percent (25%) vested in August 2009 upon the acceptance by the FDA of the NDA for PN 400. The remaining seventy-five (75%) of the options granted will vest upon the receipt by the Company of an action letter from the FDA indicating approval of the NDA for PN 400.

Option Exercises and Stock Vested in 2009 Fiscal Year

The following table provides information regarding our named executive officers’ exercise of stock options and vesting of restricted stock awards during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
John R. Plachetka, Pharm.D.	—	—	1,162	$5,891

(1)     Calculated based on the closing market price of POZEN’s common stock on the respective date of exercise less the exercise price for such shares, but excluding any tax obligation incurred or other payment made in connection the exercise

(2)     Represents the value of restricted stock units that vested during 2009. Calculated by multiplying the number of shares represented by the restricted stock units by the market price of POZEN’s common stock on January 2, 2009, the first trading date on NASDAQ following the vesting date.

Pension Benefits for 2009 Fiscal Year

The table disclosing the value of accumulated benefits under and other information concerning defined benefit plans during the year is omitted because we do not have a defined benefit plan for our named executive officers or other employees. The only retirement plan available to our named executive officers in 2009 was our 401(k) plan which is available to all employees.

Nonqualified Deferred Compensation for 2009 Fiscal Year

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified defined contribution or other deferred compensation plans is omitted because we do not have any such nonqualified deferred compensation plans.

Potential Payments on Termination and Change of Control

Upon termination of employment or a change of control, our named executive officers are entitled to certain compensation and benefits under the terms of their employment agreements, as well as other plans and arrangements provided by us. The terms of the employment agreements for Dr. Plachetka, Mr. Hodges and Ms. Thomas contain provisions providing for a tax gross up in the event that any severance payment or benefit would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. Executive employment agreements executed after January 1, 2009, including those executed by Ms. Cermak and Dr. Orlemans, do not contain this provision. The tables below list the potential compensation payable to Dr. Plachetka, Mr. Hodges and Ms. Thomas under various hypothetical termination scenarios. The discussion and the amounts shown in the tables assume that the termination or change of control took place on December 31, 2009 (and thus include amounts earned through such time), and assume that the price per share of our stock was the closing market price on

December 31, 2009 ($5.98 per share). The amounts shown are estimates of the amounts that would be paid out to the executive officers. The amounts that the executive officers would receive in an actual termination or change of control can only be determined at the time the event occurs.

John R. Plachetka

The following table describes the potential payments upon termination or a change of control for John R. Plachetka, Pharm.D., our President and Chief Executive Officer (CEO).

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)		Death or Disability	Non- Renewal of Contract Not Following a Change of Control	Change of Control (Voluntary Termination for Good Reason)		Change of Control (Termination Without Cause or Non-Renewal of Contract)		Change of Control (No Termination)
Compensation:
Salary Continuation (1x or 2x) [1]	$0	$1,057,600		$0	$0	$528,800		$1,057,600		$0
Bonus (1x or 2x) [2]	$0	$583,910		$291,955	$0	$291,955		$583,910		$0
Stock Options – Accelerated [3,4]	$0	$14,412	(3)	$0	$0	$57,649	(4)	$57,649	(4)	$57,649	(4)
Restricted Stock Units [5]	$0	$0		$0	$0	$13,904		$13,904		$13,904
LTIP [6,7]	$0	$843,334	(6)	$0	$0	$1,803,334	(7)	$1,803,334	(7)	$1,803,334	(7)
Benefits and Perquisites
Health Care Continuation [8]	$0	$14,529		$0	$0	$14,529		$14,529		$0
280G Tax Gross Up [9]	$0	$0		$0	$0	$0		$0		$0

(1)	Annual 2009 base salary is $528,800.
(2)	The bonus component is based on the annual bonuses for 2008 and 2009 and excludes special bonuses made during those years. The reported amount is calculated as two times the average annual bonuses awarded to Dr. Plachetka over the previous two years. The average of the annual bonuses paid in 2008 ($254,009) and 2009 ($329,900) and is $291,955.
(3)	The $14,412 represents options on 45,038 shares that would otherwise vest in 2010. The aggregate value reported is based on the spread between the closing stock market price of $5.98 on December 31, 2009 and the $5.66 exercise price of the options.
(4)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Dr. Plachetka as of December 31, 2009 would vest. The $57,649 represents options on 180,152 shares that would otherwise vest in 2010, 2011, 2012 and 2013. The aggregate value reported is based on the spread between the closing stock market price of $5.98 on December 31, 2009 and the $5.66 exercise price of the options.
(5)	This number assumes that all outstanding unvested restricted stock units held by Dr. Plachetka as of December 31, 2009 would vest (see note 4 above). The reported value for the restricted stock units is equal to 2,325 underlying shares times the closing market stock price of $5.98 on December 31, 2009.

(6)	This number assumes that the tranches from his 2007, 2008 and 2009 Long Term Incentive Cash Awards that would otherwise vest in 2010 become vested.
(7)	The number assumes that all remaining tranches from his 2007, 2008 and 2009 Long Term Incentive Cash Awards vest upon a change in control.
(8)	Dr. Plachetka is entitled to continue participation in our health and dental plan for 18 months after termination, or, alternatively POZEN will reimburse him for its share of COBRA premiums for such health and dental benefits for a period of 18 months. The reported amount assumes that we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2009 for 18 months
(9)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Dr. Plachetka. The reported numbers assume a December 31, 2009 closing stock price of $5.98. Based on such closing stock price and the terms and conditions of Dr. Plachetka’s employment agreement, the calculated 280G payment is zero.

Elizabeth A. Cermak

The following table describes the potential payments upon termination or a change of control of POZEN for Elizabeth A. Cermak, Executive Vice President and Chief Commercial Officer.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non- Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary [1]	$0	$290,000	$0	$0	$290,000	$0
Bonus [2]	$0	$0	$0	$0	$0	$0

Stock Options – Accelerated [3]	$0	$0	$0	$0	$0	$0
Benefits and Perquisites
Health Care Continuation [4]	$0	$9,685	$0	$0	$9,685	$0

(1)	Annual 2009 base salary is $290,000.
(2)	The bonus component is based on the annual bonuses for 2008 and 2009 and excludes special bonuses made during those years. Ms. Cermak was hired on September 14, 2009 and therefore did not receive any bonus payment in 2009. As a result, the reported amount assumes we have no obligation to provide a bonus payment to Ms. Cermak after termination.
(3)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Ms. Cermak as of December 31, 2009 would vest. As all of the 100,000 outstanding unvested options held by Ms. Cermak as of December 31, 2009 that would otherwise vest in 2010, 2011, 2012 and 2013 were “under-water” (fair market value less than the exercise price), there is no value associated with these awards. The aggregate value reported is based on the spread between the closing stock market price of $5.98 on December 31, 2009 and the $6.65 exercise price of the options.
(4)	Ms. Cermak is entitled to continue participation in our health and dental plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. The reported amount assumes we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2009 for 12 months.

William L. Hodges

The following table describes the potential payments upon termination or a change of control of POZEN for William L. Hodges, Senior Vice President and Chief Financial Officer.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non- Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary [1]	$0	$280,600	$0	$0	$280,600	$0
Bonus [2]	$0	$95,271	$0	$0	$95,271	$0

Stock Options – Accelerated [3]	$0	$0	$0	$0	$16,000	$16,000
Benefits and Perquisites
Health Care Continuation [4]	$0	$9,685	$0	$0	$9,685	$0
280G Tax Gross Up [5]	$0	$0	$0	$0	$0	$0

(1)	Annual 2009 base salary is $280,600.
(2)	The bonus component is based on the annual bonuses for 2008 and 2009 and excludes special bonuses made during those years. The reported amount is calculated as the average annual bonuses awarded to Mr. Hodges over the previous two years. The average of the annual bonuses paid in 2008 ($82,941) and 2009 ($107,600) is $95,271.
(3)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Mr. Hodges as of December 31, 2009 would vest. The $16,000 represents options on 50,000 shares that would otherwise vest in 2010, 2011, 2012 and 2013. The aggregate value reported is based on the spread between the closing stock market price of $5.98 on December 31, 2009 and the $5.66 exercise price of the options.
(4)	Mr. Hodges is entitled to continue participation in our health and dental plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. The reported amount assumes we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2009 for 12 months.
(5)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Mr. Hodges. The reported number assumes a December 31, 2009 closing stock price of $5.98. Based on such closing stock price and the terms and conditions of Mr. Hodges’ employment agreement, the calculated 280G payment is zero.

Everardus Orlemans, Ph.D.

The following table describes the potential payments upon termination or a change of control of POZEN for Everardus Orlemans, Ph.D., Senior Vice President Product Development.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non- Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary [1]	$0	$273,180	$0	$0	$273,180	$0
Bonus [2]	$0	$76,900	$0	$0	$76,900	$0

Stock Options – Accelerated [3]	$0	$0	$0	$0	$5,760	$5,760
Benefits and Perquisites
Health Care Continuation [4]	$0	$12,109	$0	$0	$12,109	$0

(1)	Annual 2009 base salary is $273,180.
(2)	The bonus component is based on the annual bonuses for 2008 and 2009 and excludes special bonuses made during those years. The reported amount is calculated as the average annual bonuses awarded to Dr. Orlemans over the previous two years. The average of the annual bonuses paid in 2008 ($68,400) and 2009 ($85,400) is $76,900.
(3)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Dr. Orlemans as of December 31, 2008 would vest. The $5,760 represents options on 18,000 shares that would otherwise vest in 2010, 2011, 2012 and 2013. The aggregate value reported is based on the spread between the closing stock market price of $5.98 on December 31, 2009 and the $5.66 exercise price of the options.
(4)	Dr. Orlemans is entitled to continue participation in our health and dental plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. The reported amount assumes we will pay 100% of the employee premium and 50% of the dependent premium in effect at December 31, 2009 for 12 months.

Gilda M. Thomas

The following table describes the potential payments upon termination or a change of control of POZEN for Gilda M. Thomas, Senior Vice and General Counsel.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Non- Renewal of Contract Term	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Compensation:
Salary [1]	$0	$259,800	$0	$0	$259,800	$0
Bonus [2]	$0	$88,350	$0	$0	$88,350	$0

Stock Options – Accelerated [3]	$0	$0	$0	$0	$16,000	$16,000
Benefits and Perquisites
Health Care Continuation [4]	$0	$0	$0	$0	$0	$0
280G Tax Gross Up [5]	$0	$0	$0	$0	$0	$0

(1)	Annual 2009 base salary is $259,800.
(2)	The bonus component is based on the annual bonuses for 2008 and 2009 and excludes special bonuses made during those years. The reported amount is calculated as the average annual bonuses awarded to Ms. Thomas over the previous two years. The average of the annual bonuses paid in 2008 ($76,800) and 2009 ($99,900) is $88,350.
(3)	Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, upon a change of control all awards vest as of the change of control date. This number assumes that all outstanding unvested options held by Ms. Thomas as of December 31, 2009 would vest. The $16,000 represents options on 50,000 shares that would otherwise vest in 2010, 2011, 2012 and 2013. The aggregate value reported is based on the spread between the closing stock market price of $5.98 on December 31, 2009 and the $5.66 exercise price of the options.
(4)	Ms. Thomas is entitled to continue participation in our health and dental plan for the shorter of one year or until he obtains comparable coverage from another employer after termination. The reported amount assumes that since Ms. Thomas did not participate in the plan at December 31, 2009, we will have no obligation upon termination.
(5)	See the narrative that follows these tables for a discussion of the tax gross-up benefit payable to Ms. Thomas. The reported number assumes a December 31, 2009 closing stock price of $5.98. Based on such closing stock price and the terms and conditions of Ms. Thomas’ employment agreement, the calculated 280G payment is zero.

Base Compensation and Bonuses

Chief Executive Officer

Pursuant to his employment agreement, upon a termination without cause or a voluntary termination by John R. Plachetka, our CEO, for good reason (each as defined in his employment agreement), he is entitled to continue to receive annual salary for a period of two years following such termination. He is also entitled to receive a lump sum bonus equal to two times the average of the annual bonuses paid to him in the two prior years. Upon termination due to death or disability, he is entitled to receive a lump sum bonus equal to a pro rated amount of the average annual bonuses paid to him in the two prior years. Upon a termination by our CEO for good reason in connection with a change of control, he is entitled to receive annual salary for a period of one year following such termination and a lump sum bonus equal to the average of the annual bonuses paid to him in the two prior years.

Other Named Executive Officers

Pursuant to their employment agreements, upon a termination without cause or a voluntary termination by the executive for good reason (each as defined in their employment agreements), whether or not in connection with a change of control, our other current named executive officers are entitled to a lump sum payment equal to one year’s base salary plus the average annual bonus paid to them over the preceding two years.

Accelerated Vesting of Options and Other Stock-Based Awards

2000 Equity Compensation Plan

Pursuant to our 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, all outstanding awards, including those held by our named executive officers, accelerate and become fully exercisable upon a change of control. Vesting of all outstanding stock options accelerates and the restrictions and conditions on all outstanding restricted stock, restricted stock units and other similar stock-based awards lapse and such awards become fully vested, payable or exercisable, as applicable. If, as a result of the change of control, we are not the surviving corporation (or survive only as a subsidiary of another corporation), all outstanding options that are not exercised are to be assumed by, or replaced with comparable options or rights by, the surviving corporation. The Compensation Committee may also take certain other actions as provided in the 2000 Equity Compensation Plan.

For purposes of the 2000 Equity Compensation Plan, a change of control is generally defined to include any of the following:

•	a person or entity becomes the owner of 50% or more of the voting power of the outstanding securities of POZEN;

•	the merger or consolidation of POZEN with another company where the stockholders of POZEN will not own shares entitling such stockholders to more than 50% of all votes;

•	the sale of substantially all the assets of POZEN; or

•	a liquidation or dissolution of POZEN.

Chief Executive Officer

Stock Options. Under his employment agreement, in the event of a termination of employment without cause by POZEN, or voluntary termination by the CEO for good reason, Dr. Plachetka will be entitled to accelerated vesting of any stock options which would otherwise vest during the 12 month period following the termination. For purposes of this analysis, based upon the assumed December 31, 2009 termination date, he would be entitled to vest upon such termination in any options which would otherwise vest prior to December 31, 2010. However, in the event of a change of control on December 31, 2009, in accordance with the terms of the 2000 Equity Compensation Plan, unless the Compensation Committee determined otherwise, all of the CEO’s options would become fully vested.

All of these options must be exercised within 90 days, or in the case of options granted in 2009 and after one year, of the CEO’s termination of employment according to the terms of the applicable stock option agreements.

Restricted Stock Units. In 2007, our CEO was granted restricted stock units under our 2000 Equity Compensation Plan, payable in shares of common stock, to the extent vested, when the CEO terminates his employment with or service to POZEN. Upon a change of control, in accordance with the terms of the 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, all of the CEO’s restricted stock units would become fully vested.

Other Named Executive Officers

In the event of a change of control on December 31, 2009, in accordance with the terms of our 2000 Equity Compensation Plan, unless the Compensation Committee determined otherwise, all of these executive officers’ options would become fully vested. All of these options must be exercised within 90 days, or in the case of options granted in 2009 and later one year of the executive’s termination of employment according to the terms of the applicable stock option agreements.

General Release

Under the terms of our employment agreements with our named executive officers, payment of severance compensation and benefits upon termination of the executive’s employment without cause by POZEN, the executive’s voluntary termination for good reason or termination of the executive’s employment for good reason in connection with a change of control are subject to and conditioned upon the executive’s signing a general release with POZEN.

Termination without Cause or Upon Non-Renewal of Term and Termination for Good Reason

Our named executive officers will be entitled to certain benefits as described in the tables above if the executive officer’s employment is terminated by POZEN for reasons other than cause or by the executive officer for good reason.

Chief Executive Officer

For our CEO, a termination is for cause if the CEO:

•	Is convicted of, or pleas no contest to, any crime that constitutes a felony;

•	Commits an act of embezzlement, fraud or theft, or commits willful misconduct or dishonest behavior that is detrimental to the reputation, business or operations of POZEN;

•	Repeatedly fails or refuses to perform his reasonably assigned duties, which remains uncorrected 30 days after receiving written notice;

•	Fails to comply with the policies or directives of the Board of Directors; or

•	Violates the terms and conditions of his nondisclosure, inventions and non-solicitation agreement.

Our CEO may terminate his employment for good reason if:

•	POZEN reduces, or fails to pay when due, any salary or other benefits payable under the employment agreement;

•	His duties, responsibilities, title or authority are materially adversely changed or diminished;

•	POZEN materially breaches its obligations under the CEO’s employment agreement;

•	The CEO’s office is relocated to a location more than fifty miles from the current location;

•	The CEO is not elected, or is removed, as a director of POZEN, unless in connection with a change of control;

•	POZEN fails to obtain an acquiring company’s agreement to assume the CEO’s employment agreement; or

•	A change of control occurs and the CEO gives notification of his intention to terminate his employment (see discussion below).

Pursuant to his employment agreement, our CEO will be entitled to certain benefits as described in the table above if his employment agreement is not renewed, but only if such non-renewal occurs within 24 months following a change of control. The CEO is also entitled to certain benefits as described in the tables above if, within 60 days following a change of control event, he notifies us that he intends to terminate his employment and the effective date of such termination is not less than 90 days after the date of the notice. For purposes of the CEO’s employment agreements, a change of control has the same meaning as under our 2000 Equity Compensation Plan.

Other Named Executive Officers

For our other named executive officers, a termination is for cause if the executive:

•	Commits an illegal or dishonest act that is materially detrimental to POZEN;

•	Fails to carry out his assigned duties, which remains uncorrected 30 days after receiving written notice;

•	Fails to comply with the policies or directives of the Board of Directors;

•	Violates the terms and conditions of the employment agreement or his or her nondisclosure, inventions and non-solicitation agreement; or

•	Violates company harassment or discrimination policies.

These executives may terminate their employment for good reason if:

•	POZEN breaches its obligations under the executive’s employment agreement;

•	The executive’s duties and responsibilities are substantially reduced or diminished;

•	The executive’s office is relocated to a location more than fifty miles from the current location; or

•	A change of control occurs and the executive gives notification of his or her intention to terminate his employment (see discussion below).

Our other named executive officers will be entitled to certain benefits as described in the tables above if, within 60 days following the change of control event, the executive officer provides us with a notice of the officer’s intent to terminate his employment, and the effective date of such termination is not less than 60 days after the date of the notice. For purposes of these executives’ employment agreements, a change of control has the same meaning as under our 2000 Equity Compensation Plan. Our other executive officers will receive no severance benefits based solely on termination by non-renewal of their employment agreements at the end of their respective terms.

280G Tax Gross-up

Chief Executive Officer

Upon a change of control of POZEN, our CEO may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse our CEO for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes, in the circumstances described below. Pursuant to the terms of his employment agreement, our CEO is entitled to a full reimbursement by POZEN of any excise taxes that are imposed upon him as a result of the change of control, any income and excise taxes imposed upon him as a result of POZEN’s reimbursement of the excise tax amount and any additional income and excise taxes that are imposed upon him as a result of POZEN’s reimbursement of such excise or income taxes. Notwithstanding the foregoing, if the total of all payments to which our CEO is entitled in connection with the change of control is less than 115% of the safe harbor under the applicable IRS regulations, then he is not entitled to a gross up payment and the amounts payable to him are reduced to the amount of the safe harbor. For this purpose, the safe harbor is an amount that is equal to 2.99 times the average annualized taxable compensation reported for the CEO over the five preceding years. For purposes of the 280G calculation reflected in the preceding table, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the CEO’s executing a noncompetition agreement. The payment of the 280G tax gross-up, if applicable, will be payable to our CEO for any excise tax incurred regardless of whether his employment is terminated.

Other Named Executive Officers

Upon a change of control of POZEN, Mr. Hodges and Ms. Thomas may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse them for all excise taxes that are imposed on them under Section 280G and any income and excise taxes that are payable by them as a result of any reimbursements for Section 280G excise taxes. They are entitled to a full reimbursement by POZEN of any excise taxes that are imposed upon them as a result of the change of control, any income and excise taxes imposed on them as a result of POZEN’s reimbursement of the excise tax amount and any additional income and excise taxes that are imposed on them as a result of this reimbursement for excise or income taxes. For purposes of the 280G calculation reflected in the preceding tables, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Hodges’ or Ms. Thomas’ executing a noncompetition agreement. The payment of the 280G tax gross-up will be payable to them for any excise tax incurred regardless of whether they are terminated. The executive employment of Ms. Cermak and Dr. Orlemans, which were executed after January 1, 2009, do not contain provisions entitling them to full reimbursement by Pozen for all excise taxes that are imposed on them under Section 280G.

PROPOSAL 2

APPROVAL OF THE POZEN INC. 2010 OMNIBUS EQUITY COMPENSATION PLAN

On April 12, 2010, our Board of Directors adopted, subject to approval by our stockholders at the Annual Meeting, the POZEN Inc. 2010 Equity Compensation Plan (the “2010 Plan” or the “Plan”). Our Board of Directors has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the Annual Meeting. Stockholder approval is being sought (i) in order to meet the NASDAQ listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the “Code”) (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of the Code.

We currently maintain the Second Amended and Restated POZEN Inc. 2000 Equity Compensation Plan (the “2000 Plan”). The total number of shares remaining available for issuance under the 2000 Plan as of April 15, 2010 is 770,577 shares. Our Board of Directors believes it is advisable to adopt a new comprehensive incentive compensation plan which will serve as the successor incentive compensation plan to the 2000 Plan and provide the Company with an omnibus plan to design and structure grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards for selected individuals in our employ or service. Our Board of Directors believes that the availability of (i) 2,000,000 new shares of our common stock, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2000 Plan as of the date of the Annual Meeting, plus (iii) the number of shares of our common stock remaining available for issuance under the 2000 Plan but not subject to previously exercised, vested or paid grants as of the date of the Annual Meeting for issuance under the 2010 Plan will ensure that we continue to have a sufficient number of shares with which to achieve our compensation strategy. If the 2010 Plan is approved by our stockholders, then the 2000 Plan will be merged with and into the 2010 Plan, no further grants will be made under the 2000 Plan, and shares with respect to all grants outstanding under the 2000 Plan will be issued or transferred under the 2010 Plan.

As of April 15, 2010, there are (i) 4,681,750 shares of our common stock subject to outstanding grants under the 2000 Plan and (ii) 770,577 shares of our common stock remaining available for issuance under the 2000 Plan but not subject to previously exercised, vested or paid grants. For purposes of determining the number of shares that will be available for issuance under the 2010 Plan if approved by our stockholders, the numbers in (i) and (ii) will be adjusted for grants, exercises and forfeitures under the 2000 Plan, as applicable, between April 15, 2010 and the date of the Annual Meeting. We do not expect that there will be material differences between the share numbers presented as of April 15, 2010 and the date of the Annual Meeting.

If approved by our stockholders, the 2010 Plan will become effective on June 10, 2010.

The material terms of the 2010 Plan are summarized below. A copy of the full text of the 2010 Plan is attached to this Proxy Statement as Exhibit A. This summary of the 2010 Plan is not intended to be a complete description of the 2010 Plan and is qualified in its entirety by the actual text of the 2010 Plan to which reference is made.

Material Features of the Plan

General. The Plan provides that grants may be made in any of the following forms:

•	Incentive stock options;

•	Nonqualified stock options;

•	Stock units;

•	Stock awards;

•	Stock appreciation rights (“SARs”);

•	Dividend equivalents; and

•	Other stock-based awards.

The Plan authorizes a number of shares of our common stock for issuance equal to the sum of the following: (i) 2,000,000 new shares, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2000 Plan as of the date of the Annual Meeting (4,681,750 as of April 15, 2010) plus (iii) the number of shares of our common stock remaining available for issuance under the 2000 Plan but not subject to previously exercised, vested or paid grants as of the date of the Annual Meeting (770,577 as of April 15, 2010), in each case, subject to adjustment in certain circumstances as described below.

The Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment in certain circumstances as described below. If dividend equivalents are granted a grantee may not accrue more than $1,000,000 of such dividend equivalents during any calendar year.

If and to the extent options (including options granted under the 2000 Plan) and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, or other stock-based awards (including stock awards, stock units or other stock-based awards granted under the 2000 Plan), are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will not become available again for issuance or transfer under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. Except for SARs settled in cash, to the extent any grants are paid in cash, and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the Plan.

Administration. The Plan will be administered and interpreted by the Compensation Committee (the “Committee”). However, any grants to members of the Committee must be authorized by a disinterested majority of our Board of Directors. References to the Committee include our Board of Directors where appropriate. Ministerial functions may be performed by an administrative committee of our employees appointed by the Committee.

The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below and (v) deal with any other matters arising under the Plan. The Committee presently consists of James L. Mauzey, Arthur S. Kirsch and Kenneth B. Lee, Jr., each of whom is a non-employee director of our company.

Eligibility for Participation. All of our employees, non-employee directors, consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. As of April 15, 2010, 29 employees and 6 non-employee directors are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible and the Committee will determine the number of shares of our common stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will not be less than the fair market value of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common stock on the date of grant.

The Committee will determine the term of each option which shall not exceed ten years from the date of grant. Notwithstanding the foregoing, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. Except as provided in the grant instrument or as otherwise determined by the Committee, an option may only be exercised while a grantee is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by our Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board or (iv) by another method approved by our Committee. The Plan also includes a net exercise feature to allow us to issue to a grantee on exercise of a nonqualified stock option, a net number of shares, by reducing the shares that would otherwise be issued on exercise by a number of shares with a fair market value equal to the difference between the exercise price and the current value. This will result in less shares being issued and sold into the market and will allow a grantee to exercise options without making a cash payment for the exercise of the options.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals, as the Committee determines.

The Committee will determine the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant including whether the grantee will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period. Unless the Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

The Committee may grant dividend equivalents in connection with grants of stock units made under the plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. The terms and conditions of dividend equivalents will be determined by the Committee.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. The Committee will determine the term of each SAR which shall not exceed ten years from the date of grant.

The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our common stock on the date the SAR is granted. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, net income to shares of Company Stock, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on regulatory and development objectives, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures, consistent with the requirements of section 409A of the Code.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control. Unless the Committee determines otherwise, effective upon the date of the change of control:

•	All outstanding options and SARs will automatically accelerate and become fully exercisable;

•	The restrictions and conditions on all outstanding stock awards will immediately lapse; and

•	All stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan:

•

Require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or

•

Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In general terms, a change of control under the Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

•

if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	if we sell or dispose of all or substantially all of our assets;

•	if we are liquidated or dissolved; or

•	if at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination.

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Participants Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. Neither our Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options or SARs, without prior stockholder approval.

Amendment and Termination of the Plan. Our Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which our stockholders previously approved the Plan.

Grants Under the Plan. No grants have been made under the Plan. Grants under the Plan are discretionary, so it is not currently possible to predict the number of shares of our common stock that will be granted or who will receive grants under the Plan after the Annual Meeting.

Under the heading “Equity Compensation Plans” on page 36 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as required by SEC rules, we provide information about shares of our common stock that may be issued under our equity compensation plans as of December 31, 2009. To provide more recent information, set forth below is certain additional information as of the record date, April 15, 2010.

•	As of April 15, 2010, there were 29,878,396 shares of our common stock outstanding.

•	The number of shares remaining available for future grants as of April 15, 2010, under the 2000 Plan was 770,577.

•	The number of shares of our common stock to be issued upon exercise of outstanding stock options as of April 15, 2010, under the 2000 Plan was 4,480,785.

•	The weighted average exercise price of all outstanding stock options as of April 15, 2010, was $9.28.

•	The weighted average remaining term for all outstanding stock options as of April 15, 2010, was 6.0 years.

•	The total number of unvested full value awards outstanding as of April 15, 2010, was 99,343.

Additionally, the following table sets forth information regarding awards granted and earned, and the run rate for each of the last three fiscal years.

	Fiscal 2009	Fiscal 2008	Fiscal 2007
Stock options granted	606,285	336,312	678,742
Actual performance-based options earned	79,265	—	—
Free-value shares granted	11,000	14,000	20,200
Weighted average basic common shares outstanding during the fiscal year	29,813,690	29,761,847	29,592,890
Run rate	2.37%	1.32%	2.43%

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE POZEN INC. 2010 OMNIBUS EQUITY COMPENSATION PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the registered independent public accounting firm of Ernst & Young LLP as the independent auditors to examine POZEN’s financial statements for the fiscal year ending December 31, 2010 and has recommended to the Board that such appointment be submitted to our stockholders for ratification. Ernst & Young LLP has served as our independent auditors since 1997. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

Although stockholder ratification of the appointment of our independent auditors is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent auditors.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees POZEN’s financial reporting process on behalf of the Board. Management is responsible for POZEN’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing POZEN’s financial statements in accordance with accounting principles generally accepted in the United States. POZEN’s independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.POZEN.com.

The Audit Committee has met and held discussions with management and the independent auditors, both separately and together. Management has represented to the Audit Committee that POZEN’s audited financial statements for 2009 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent auditors their independence from POZEN and its management, including the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. Finally, the Audit Committee has discussed with POZEN’s independent auditors the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of POZEN’s internal control over financial reporting and the overall quality of POZEN’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that POZEN’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of POZEN’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent auditors are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent auditors as described above and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that POZEN’s audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Submitted by:

The Audit Committee of the Board of Directors

Arthur S. Kirsch, Chairman

Kenneth B. Lee, Jr.

Angela M. Larson

AUDIT AND OTHER FEES

The following table summarizes the aggregate fees billed for professional services rendered to us by Ernst & Young LLP, our registered independent public accounting firm, in fiscal years 2008 and 2009. A description of these fees and services follows the table.

	2008	2009
Audit Fees	$323,462	$413,700
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$323,462	$413,700

Audit Fees. Fees for audit services in 2009 consisted of fees associated with the annual audit and the reviews of POZEN’s quarterly reports on Form 10-Q along with fees associated with SEC and accounting regulations and compliance consulting. Fees for audit services in 2008 consisted of fees associated with the annual audit and the reviews of POZEN’s quarterly reports on Form 10-Q along with fees associated with the Form S-3 registration filed by POZEN with the SEC and accounting consultations related to compliance issues and related regulations.

Audit-Related Fees. There were no fees for the category “Audit-Related Fees” in 2009 and 2008.

Tax Fees. There were no fees for the category “Tax Fees” in 2009 and 2008.

All Other Fees. There were no fees for the category “All Other Services” in 2009 and 2008.

The Audit Committee has considered whether the provision of these services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young. Further, all of the services provided by Ernst & Young in 2009 and 2008 were approved in advance in accordance with the Audit Committee’s pre-approval policies and procedures described below. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimus non-audit services under the applicable rules of the SEC for its approval of any of the services provided by Ernst & Young LLP in 2009 and 2008.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent auditors. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent auditor’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent auditors. All other services to be provided by the independent auditors are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent auditors’ independence and whether the independent auditors are best positioned to provide the most effective and efficient service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

See “Executive Compensation” and “Director Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2009 to file by these dates. Other than as set forth below, to our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2009. Messrs. Plachetka, Hodges and Barnhardt and Ms. Thomas each filed a Form 4 one business day late with respect to annual option awards granted on March 13, 2009. These awards were each reported on Forms 4 filed on March 18, 2009.

CERTAIN DEADLINES FOR THE 2011 ANNUAL MEETING

Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2011 Annual Meeting must be received by us no later than the close of business on December 28, 2010. If we do not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2011 by March 14, 2011, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2011 Annual Meeting.

In order for a stockholder to nominate a person for election to the Board or bring other business before the 2011 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws. In the case of stockholder nominations, we must receive this notice not less than 90 days prior to the meeting date as originally scheduled. In the case of any other business, we must receive the notice not less than 60 or more than 90 days prior to the meeting date as originally scheduled. If we give stockholders less than 70 days notice or prior public disclosure of the date of the annual meeting, the stockholder must deliver the Secretary notice that must be received or mailed or delivered not later than the close of business on the 10th day following the date on which we gave notice or made public disclosure of the date of the annual meeting to either make a nomination or bring other business before the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.

If you would like to receive a separate Notice, please contact our investor relations department at our offices located at 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517; telephone (919) 913-1030.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

This proxy statement and our annual report on Form 10-K is available in the “Investors” section of our website at www.POZEN.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for POZEN’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Investor Relations POZEN Inc. 1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina 27517

If you would like us to send you a copy of the exhibits listed on the exhibit index of the annual report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call Stephanie Bonestell at POZEN at (919) 913-1030.

You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. Also, the proxy card contains instructions for record holders who want to vote their shares via the Internet. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Gilda M. Thomas
Secretary

Dated: April 27, 2010

EXHIBIT A

POZEN INC. 2010 OMNIBUS EQUITY COMPENSATION PLAN

1.	Purpose

Effective as of the Effective Date (as defined below), the POZEN, Inc. 2010 Omnibus Equity Compensation Plan (the “Plan”) is hereby established as a successor to the Second Amended and Restated POZEN, Inc. 2000 Equity Compensation Plan (the “2000 Plan”). The 2000 Plan is hereby merged with and into this Plan effective as of the Effective Date, and no additional grants shall be made thereafter under the 2000 Plan. Outstanding grants under the 2000 Plan shall continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2000 Plan, as applicable), and the shares with respect to outstanding grants under the 2000 Plan shall be issued or transferred under this Plan.

The purpose of the Plan is to provide (i) designated employees of POZEN, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company and its subsidiaries, and (iii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

(iii) After the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in a Grant Agreement if such Grant is subject to the requirements of section 409A of the Code and the Grant will become payable on a Change of Control.

(c) “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(d) “Committee” means (i) with respect to Grants to Employees and Key Advisors, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Compensation Committee or the Board, except as provided in Section 3(a), and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e) “Company” means POZEN, Inc., its parent, subsidiary corporations or other entities and any successor corporation, as determined by the Committee.

(f) “Company Stock” means the common stock of the Company.

(g) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(h) “Effective Date” of the Plan means June 10, 2010; provided that the Plan is approved by the stockholders of the Company on that date.

(i) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(j) “Employer” means the Company and its subsidiaries.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(m) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(n) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(o) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(q) “Non-Employee Director” means a member of the Board who is not an Employee.

(r) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(s) “1933 Act” means the Securities Act of 1933, as amended.

(t) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(u) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(v) “Participant” means an Employee, Non-Employee Director or Key Advisor designated by the Committee to participate in the Plan.

(w) “Plan” means this POZEN, Inc. 2010 Omnibus Equity Compensation Plan, as may be amended from time to time.

(x) “SAR” means a stock appreciation right as described in Section 10.

(y) “Stock Award” means an award of Company Stock as described in Section 9.

(z) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.	Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Compensation Committee must be authorized by a disinterested majority of the Board. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below in (d), the total aggregate number of shares of Company Stock that may be issued under the Plan shall be the sum of the following: (i) 2,000,000 new shares, plus (ii) the number of shares of Company Stock subject to outstanding grants under the 2000 Plan as of the Effective Date, plus (iii) the number of shares of Company Stock remaining available for issuance under the 2000 Plan but not subject to previously exercised, vested or paid Grants as of the Effective Date.

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the 2000 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including stock awards, stock units or other stock-based awards granted under the 2000 Plan) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock withheld or surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. Upon the exercise of an Option through the net exercise procedure under Section 7(e) or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for exercise under such Option or SAR, the number of such shares shall be reduced by the gross number of shares for which the Option or SAR is exercised, and without regard to any cash settlement of a SAR. Except for SARs settled in cash, to the extent that any Grants are paid in cash (including grants under the 2000 Plan), and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the

Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan including consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Key Advisors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director or Key Advisor. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock. In addition, to the extent an Option is at the time exercisable for vested shares of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.	Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9.	Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.	Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability; Term. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11.	Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Key Advisors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12.	Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, net income to shares of Company Stock, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on regulatory and development objectives, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.	Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15.	Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16.	Consequences of a Change of Control

(a) Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and

SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

17.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.	Miscellaneous

(a) Effective Date. The Plan shall be effective as of the Effective Date, if approved by the Company’s stockholders on such date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c) Compliance with Law.

(i) The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii) Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(iv) Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

DETACH HERE

POZEN Inc.
COMMON STOCK

PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 10, 2010.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, revoking all prior proxies, hereby appoints William L. Hodges and John E. Barnhardt, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 1414 Raleigh Road, Suite 210, Chapel Hill, North Carolina 27517, on Thursday, June 10, 2010 at 10:00 a.m. local time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 27, 2010, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the two nominees listed in Proposal 1 to serve as Class I directors on the Board of Directors, FOR Proposal 2, FOR Proposal 3, and at their discretion on any other matter that may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To elect the following nominees to serve as Class III Directors:

01. Jacques F. Rejeange                    02. Neal F. Fowler

☐ FOR ALL        ☐ WITHHOLD ALL        ☐ FOR ALL EXCEPT

TO WITHHOLD AUTHORITY TO VOTE,

MARK “FOR ALL EXCEPT” AND WRITE

THE NOMINEE’S NAME ON THE LINE BELOW:

_____________________________________

2.	To approve the POZEN Inc. 2010 Omnibus Equity Compensation Plan.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

3.	To ratify the selection of Ernst & Young LLP as the registered independent public accountants of the Company for the Company’s fiscal year ending December 31, 2010.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

Date: , 2010

Signature

Signature (if jointly held)

Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

For Directions to the Annual Meeting, please refer to the “About Us” section of our website at www.pozen.com.

The proxy statement and annual report of POZEN are available at:

http://www.stocktrans.com/eproxy/pozen2010

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR

OTHERWISE TO STOCKTRANS, INC., 44 WEST LANCASTER AVE, ARDMORE, PA 19003, SO THAT

YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF TWO WAYS

1.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.	VOTE BY MAIL: If you do not wish to vote over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.